Exhibit 99.3

TERRAFORM GLOBAL, INC.

RISK FACTORS

July 19, 2016

The following pages discuss the principal risks we face. These include, but are not limited to, risks arising from the bankruptcy of our controlling shareholder, SunEdison. These risk factors update the discussion of risks included in the Prospectus, dated July 31, 2015, relating to our initial public offering and in our Form 10-Q for the period ended September 30, 2015, which contains the most recent interim financial statements that we have filed with the Securities and Exchange Commission. Some of the terms used in the discussion below are defined in our Prospectus or Form 10-Q, or in subsequent Form 8-K’s that we have filed or furnished with the Securities and Exchange Commission.
Risks Related to our Delayed Exchange Act Filings
Delays in our filing of our Form 10-K for the fiscal year ended December 31, 2015 and Form 10-Q for the fiscal quarter ended March 31, 2016, as well as the delays in preparation of audited financial statements at the project level, could have a material adverse effect.
We have not filed our Form 10-K for the fiscal year ended December 31, 2015 or Form 10-Q for the fiscal quarter ended March 31, 2016 principally due to the need to complete all steps and tasks necessary to finalize our annual financial statements and other disclosures. On March 31, 2016, we received a notification letter from a Director of Nasdaq Listing Qualifications. The notification letter stated that because the Company had not yet filed its Form 10-K for the year ended December 31, 2015, the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission. On May 17, 2016, we received an additional notification letter from a Director of Nasdaq Listing Qualifications. The notification letter stated that because the Company had not yet filed its Form 10-Q for the quarter ended March 31, 2016, and because it remained delinquent in filing its Form 10-K for the year ended December 31, 2015 the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1). On May 27, 2016, in compliance with the deadline specified in the notification letters, the Company submitted a plan to Nasdaq as to how it plans to regain compliance with Nasdaq’s continued listing requirements. On June 10, 2016, the Company received a letter from a Director of Nasdaq Listing Qualifications granting the Company an exception of 180 calendar days from the due date of the Form 10-K for the year ended December 31, 2015, or until September 26, 2016, to regain compliance with Nasdaq’s continued listing requirements. The Company may regain compliance at any time during the extension period upon filing with the SEC its Form 10-K for the year ended December 31, 2015, Form 10-Q for the quarter ended March 31, 2016, as well as all subsequent required periodic financial reports that are due within that period.
In accordance with the current terms of our Revolver, we delivered to the lenders thereunder unaudited financial statements for the fiscal quarter ended March 31, 2016 by June 30, 2016. The Revolver also requires us to deliver financial statements with respect to fiscal quarters ending June 30, 2016 and September 30, 2016, by the date that is 75 days after the end of each fiscal quarter. If we are unable to provide such statements and report before the end of the cure period or to obtain an additional waiver or forbearance, the lenders could accelerate the maturity of this facility, which would also accelerate our Senior Notes.
The Senior Notes require the Company to deliver audited financial statements for the fiscal year 2015 and a quarterly report for the fiscal quarter ended March 31, 2016 no later than 60 days following the date required by the SEC's rules and regulations (including extensions thereof), with a 90-day grace period upon providing written notice in accordance with the Senior Notes. If we are unable to provide such a report and statements before the end of the cure period, the trustee or the holders of at least 25% in aggregate principal amount of notes outstanding could accelerate the notes under the indenture, which would also result in a cross default under the Revolver that would permit the lenders holding more than 50% of the aggregate exposure under the Revolver to accelerate the outstanding principal amount of loans and terminate the outstanding commitments under our Revolver. On May 11, 2016, we received a purported notice of default with respect to our Senior Notes due to our delayed audited financial statements for fiscal year 2015. Although we believe that this purported notice of default was untimely and therefore ineffective because the purported notice of default failed to comply with a 60-day grace period under the indenture, there is a risk that our 90-day grace period started on May 11, 2016.
The delay in filing our Form 10-K and audited financial statements may impair our ability to obtain financing and access the capital markets. An inability to obtaining financing may have a material adverse effect on our ability to grow our business, acquire assets through acquisitions or optimize our portfolio and capital structure. Additionally, the delay in audited financial statements may reduce the comfort of the board of directors with approving the payment of dividends.
Audited financial statements at the project level have also been delayed. These delays have created defaults under six non-recourse financing agreements of our subsidiaries. Any such defaults that are not cured or waived may entitle the lenders to the applicable project companies to demand repayment or enforce their security interest, which could have a material adverse effect on our business, results of operations, financial condition and ability to pay dividends. Such defaults may also restrict the ability of the project companies to make distributions to us. However, the inability of these project companies to make distributions would likely not have a material adverse effect on our projected CAFD, results of operations, business or financial condition.
Risks Related to our Relationship with SunEdison and the SunEdison Bankruptcy
We are highly dependent on SunEdison and the SunEdison Bankruptcy poses substantial risk to our business, operations and financial condition.
We have significant relationships with, and in certain areas depend significantly on, SunEdison for important corporate and project services, acquisitions and other matters, including the asset management and operation and maintenance of most of our projects.
Because of our dependence on SunEdison, the risks and uncertainties of the SunEdison Bankruptcy pose a substantial risk to our business, operations and financial condition. The SunEdison Bankruptcy is likely to have (or has had) a material adverse effect on our business, results of operations and financial condition and these risks and uncertainties could increase the impact of the SunEdison Bankruptcy. Although the SunEdison Bankruptcy poses risks to our financial condition due to the potential resulting costs and diminished revenues, the Company does not rely substantially on SunEdison for funding or liquidity and believes that the Company continues to have sufficient liquidity to support its ongoing operations.
Such risks and uncertainties of the SunEdison Bankruptcy include:

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SunEdison’s decisions during bankruptcy, including what contracts it seeks to assume, assume and assign or reject or what dispositions it chooses to make, potential opposition to such decisions from SunEdison’s creditors and other parties in interest and the requirement that the bankruptcy court approve many of SunEdison’s decisions during bankruptcy, including the assumption, assumption and assignment or rejection of contracts by SunEdison and any transactions entered into by SunEdison outside the ordinary course of business;

•	SunEdison’s ability to confirm and consummate a plan of reorganization;

•	SunEdison’s ability to maintain or obtain sufficient financing sources for its operations during the pendency of the bankruptcy or to obtain sufficient exit financing;

•	The bankruptcy court’s rulings which, as a result of the bankruptcy court’s equitable powers, are difficult to predict with any certainty;

•	Potential increased difficulty in retaining and motivating SunEdison’s key employees through the process of reorganization, and increased difficulty in attracting new employees;

•	The actions and decisions of SunEdison’s stakeholders, including creditors, regulators and other third parties; and

•	The resolution of intercompany claims between us and SunEdison.
The SunEdison Bankruptcy could result in a liquidation of SunEdison. Because of our dependence on SunEdison, a liquidation of SunEdison is likely to have a material adverse effect on our business, results of operations and financial condition. A disorganized liquidation would increase the risk of a material adverse effect on our business.
We rely on SunEdison for management services. Breach, rejection or renegotiation of the Management Services Agreement by SunEdison or the departure of some or all of SunEdison’s employees could have a material adverse effect on our business, results of operations and financial condition.
We rely on SunEdison to provide us with management services under the MSA, including management, secretarial, accounting, banking, treasury, administrative, regulatory and reporting functions (including critical systems and technology); developing and implementing business strategy (such as recommending acquisitions, dispositions and the raising of funds and assisting in such matters where requested); maintenance of books and records; calculation and payment of taxes; and preparation of audited and unaudited financial statements.
In addition to the termination provisions within the MSA, as described under the risk factor “SunEdison is a party to important agreements at the corporate and project levels, which may be adversely affected by the SunEdison Bankruptcy,” SunEdison could also seek to reject or renegotiate the MSA as part of the SunEdison Bankruptcy. If SunEdison terminates or rejects the MSA, or defaults or is otherwise unable or unwilling to perform its obligations under the agreement or seeks to significantly renegotiate the agreement, we may be unable to contract with a substitute service provider on similar terms or at all. We may also be unable to perform the services ourselves, through hiring employees and migrating or establishing separate systems. The fees of substitute service providers or the costs of performing all or a portion of the services ourselves would likely be substantially more than the fees that we currently pay under the MSA, which are equal to 2.5% of the Company’s CAFD for each the years 2016, 2017 and 2018. In addition, in light of SunEdison’s familiarity with our assets, a substitute service provider may not be able to provide the same level of service. If we cannot locate a service provider that is able to provide us with substantially similar services as SunEdison does under the MSA on similar terms, or perform those services ourselves, it would likely have a material adverse effect on our business, financial condition and results of operations.
Due to our relationship with SunEdison under the MSA, all of the personnel that manage the Company's operations are employees of SunEdison except for our Chairman and Interim Chief Executive Officer, Mr. Blackmore. Our strategy relies on our executive officers and key personnel for their strategic guidance and expertise. As the solar energy industry and wind energy industry are relatively new, there is a scarcity of experienced executives and employees in these industries and the clean energy industry more widely. SunEdison has experienced departures of key professionals and personnel in the past, including the recent departure of several key employees. The departure of key employees or the departure of a material number of SunEdison’s employees who perform services for us or on our behalf, the failure to appoint qualified or effective successors in the event of such departures or a change to the MSA as described above, could have a material adverse effect on our ability to achieve our objectives. The MSA does not require SunEdison to maintain the employment of any of its professionals or, except with respect to dedicated TerraForm Global personnel, to cause any particular professional to provide services to us or on our behalf and SunEdison may terminate the employment of any professional. In addition to our dependence on SunEdison’s employees pursuant to the MSA, we rely on the employees of SunEdison’s global asset management business unit and its associated entities for the operation, maintenance and asset management of most of our projects pursuant to project level operation and maintenance and asset management agreements. The departure of employees of SunEdison's global asset management business unit could have a material adverse effect on the performance of these services.
The SunEdison Bankruptcy will limit SunEdison’s ability to provide certain types of compensation to its employees without authorization from the bankruptcy court, and may increase the likelihood that other executive officers or key employees to choose to depart SunEdison, including employees that are solely dedicated to performing services for our benefit. Furthermore, SunEdison may elect to reduce its employee headcount as part of the SunEdison Bankruptcy process. Departure of such key executives and other employees, including employees that are solely dedicated to performing services for our benefit or are performing under our project level operation and maintenance and asset management agreements, could have a material adverse effect on our business, results of operations and financial condition.
Due to our management services arrangement with SunEdison under the MSA, our financial reporting and control processes rely to a significant extent on SunEdison systems and personnel.
Under the MSA, SunEdison provides the systems and personnel for our financial reporting and control processes (such as information technology, enterprise resource management and accounting systems) and, as a result, our financial reporting and control processes rely to a significant extent on SunEdison systems and personnel. If there are control deficiencies at SunEdison, including with respect to the systems we utilize, it is necessary for us to assess whether those deficiencies could affect our financial reporting and, if so, address them to the extent necessary and appropriate.
On February 29, 2016, SunEdison announced that its delay in filing its Form 10-K was principally due to (1) the need to complete all tasks and steps necessary to finalize the annual financial statements and the other disclosures required to be included in that filing, and (2) ongoing inquiries and investigations by the audit committee of its board of directors and its advisors relating to allegations concerning the accuracy of SunEdison’s anticipated financial position based on certain issues raised by former executives and current and former employees of SunEdison. On March 16, SunEdison announced a further delay in filing its Form 10-K, stating that this delay was due to the additional scope of work required from the identification by SunEdison’s management of material weaknesses in its internal controls over financial reporting, primarily due to deficient information technology controls in connection with newly implemented systems. On April 14, SunEdison announced that the independent directors of the board of SunEdison completed their evaluation of materials regarding the anticipated financial position previously disclosed to SunEdison’s board based on allegations made by former executives and current and former employees. SunEdison announced that the independent directors determined that as of date of the report from independent counsel, there were no identified material misstatements in SunEdison’s historical financial statements as well as no substantial evidence to support a finding of fraud or willful misconduct of management, other than with respect to the conduct of one former non-executive employee, but that the independent counsel materials identified issues with SunEdison’s overly optimistic culture and its tone at the top. The independent directors of SunEdison also identified several issues regarding the Company’s cash forecasting and liquidity management practices and adopted a remedial plan.
We have been assessing whether these issues could affect our financial statements. This assessment could continue to require significant internal resources and management time. For a discussion of the possible consequences of failure to achieve and maintain effective internal controls, see under “Our failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act as a public company could have a material adverse effect on our business and share price.” For a discussion of the consequences of the delay in our audited financial statements, see under “Our delayed filing of our Form 10-K for the fiscal year ended December 31, 2015 and the delay in audited financial statements could have a material adverse effect” below. Implementing additional controls and procedures and taking remedial actions could require substantial time and resources and we can provide no assurance that our ongoing review will not identify additional material weaknesses or other issues that would require remediation.
The SunEdison Bankruptcy could result in a material adverse effect on many of our projects because SunEdison is a party to a material project agreement or a guarantor thereof, or because SunEdison was the original owner of the project.
In all six of our debt-financed projects, SunEdison is a party to a material project agreement, or is a guarantor thereof, such as being a party or guarantor to an asset management or O&M contract. The project level financing agreements for our remaining two levered power plants in India contain provisions that provide lenders with the right to accelerate debt maturity due to SunEdison’s bankruptcy because SunEdison was an original sponsor of the project and/or party to certain material project agreements, such as O&M and EPC related contracts. In addition, for our three power plants in South Africa, the project level financing agreements contain events of default provisions triggered by the bankruptcy of SunEdison as a party to certain material project contracts, such as O&M and EPC related contracts. We are currently working with our project lenders to obtain waivers and/or forbearance agreements as we seek to cure such defaults; however, no assurances can be given that such waivers and/or forbearance agreements will be obtained. While our relevant review remains ongoing, we have not identified any PPAs that include a provision that directly permits the offtake counterparty to terminate the agreement as a result of the SunEdison bankruptcy.
Such defaults in our debt-financed projects, if not cured or waived, may entitle the related lenders to demand repayment or enforce their security interests, which could have a material adverse effect on our business, results of operations and financial condition. Such defaults may also restrict the ability of the project companies to make distributions to us. However, the inability of these project companies to make distributions would likely not have a material adverse effect on our projected CAFD, results of operations, business or financial condition.
Although SunEdison continues to indicate its intent to perform under the O&M and asset management agreements, as detailed under “SunEdison is a party to important agreements at the corporate and project levels, which may be adversely affected by the SunEdison Bankruptcy,” SunEdison may choose in the future during the SunEdison Bankruptcy not to perform under or assume any or all of the O&M and asset management agreements, and the bankruptcy court also may decline to authorize the assumption of any or all of the O&M and asset management agreements. If SunEdison does not substantially perform under these agreements or rejects these agreements and we are unable to secure replacement service providers, it could lead to defaults under the terms of project-level debt contracts, as well as adverse consequences for our unlevered projects. An inability to secure replacement service providers, and the resulting defaults and other consequences would be expected to have a material adverse effect on our business, results of operations and financial condition. Securing replacement service providers on less favorable terms or at higher costs than our existing contracts could also have a material adverse effect on our business, results of operations and financial condition. Additionally, if we are unable to enter into long-term replacement agreements to provide for O&M and asset management and other required services for our facilities, we would seek to purchase the related services under short-term agreements, exposing us to market price volatility.
SunEdison was the construction contractor or module supplier for many of our projects, and it is unlikely that we will be able to recover on any claims under those contracts or related warranties.
SunEdison served as the prime construction contractor pursuant to engineering, procurement and construction contracts with our subsidiaries for most of our power plants acquired from SunEdison. These contracts are generally fixed price, turn-key construction contracts that include workmanship and other warranties with respect to the design and construction of the facilities that survive for a period of time after the completion of construction. These contracts or related contracts (including operation and maintenance agreements) also often include production or availability guarantees with respect to the output or availability of the facility that survive completion of construction. With respect to our power plants in Malaysia, we also utilized SunEdison solar modules and obtained solar module warranties from SunEdison, including module workmanship warranties and output guarantees. Because of these relationships, we have existing warranty or contract claims and will likely in the future have such claims. The SunEdison Bankruptcy will likely reduce or eliminate our recoveries on claims under these agreements and warranties, which may have a material adverse effect on our business, results of operation and financial condition.
SunEdison is a party to important agreements at the corporate and project levels, which may be adversely affected by the SunEdison Bankruptcy.
As detailed in other risk factors under “Risks Related to our Relationship with SunEdison and the SunEdison Bankruptcy,” we have a number of important agreements with SunEdison at the corporate and project levels. In addition to those agreements, pursuant to the Interest Payment Agreement, SunEdison has an obligation to pay to the Company an aggregate amount equal to all of the scheduled interest on the Senior Notes up to $81.2 million in 2016, and up to an aggregate amount of $40.0 million in 2017, $30.0 million in 2018, $20.0 million in 2019 and $10.0 million in 2020, plus any interest due on any payment not remitted when due. The additional outstanding amount that SunEdison is obligated to pay during the remainder of 2016 is $37.1 million, following the payment by SunEdison to the Company of $41.2 million in the first quarter of 2016 and the reduction of SunEdison’s interest support obligation for 2016 by $2.9 million as a result of the $49.6 million of the Senior Notes that were extinguished under the open market repurchase program that began in December 2015 and continued through January 2016. SunEdison will not be obligated to pay any amounts due under the Senior Notes in connection with an acceleration of the payment of the principal amount of such indebtedness.
The SunEdison Bankruptcy could adversely affect these agreements in a number of respects. For example, the protection of the automatic stay, which arises upon the commencement of a bankruptcy case, prohibits us from terminating a contract with any of the debtor entities (which includes SunEdison, Inc.). Similarly, the Bankruptcy Code invalidates certain clauses that perm it a party to terminate an executory contract (a contract where both parties have performance remaining) based on the counterparty’s financial condition, insolvency or commencement of bankruptcy proceedings. Legal proceedings to obtain relief from the automatic stay, to terminate agreements or to enforce rights under agreements can be time consuming, costly and uncertain as to outcome. SunEdison may require bankruptcy court approval in order to continue performing under certain agreements. Agreements with entities that are debtors may not be enforceable until SunEdison seeks (and receives) bankruptcy court approval to assume (accept) those contracts. SunEdison has discretion on whether to seek to assume, assume and assign (in certain cases) or reject executory contracts and we do not control this decision. Approval of the bankruptcy court is required for such assumption, assumption and assignment or rejection and parties in interest have the right to object to such assumption, assumption and assignment or rejection. Although assumption, assumption and assignment or rejection generally must be of the entire agreement, SunEdison could alternatively seek to renegotiate such contracts with us. SunEdison has agreed and could agree in the future to provisions in its DIP financing that limit its ability to perform under agreements with us and that give the DIP lenders significant power over such performance.
Our ability to recover for breach, failure to perform or rejection of contracts (particularly for prepetition claims) is likely to be limited, and may be eliminated, depending on the recoveries generally for SunEdison’s creditors, due to competing claims with higher priority and the limited financial resources of SunEdison.
These effects of the SunEdison Bankruptcy on our agreements with SunEdison could also have a material adverse effect on our business, results of operations and financial condition.
Our audited financial statements for the year ended December 31, 2015 may include a going concern explanatory note because of the risk that our assets and liabilities could be consolidated with those of SunEdison in the SunEdison Bankruptcy.

We believe that we have observed formalities and operating procedures to maintain our separate existence from SunEdison, that our assets and liabilities can be readily identified as distinct from those of SunEdison and that we do not rely substantially on SunEdison for funding or liquidity and will have sufficient liquidity to support our ongoing operations. Our contingency planning with respect to the SunEdison Bankruptcy has included and will include, among other things, establishing stand-alone information technology, accounting and other critical systems and infrastructure, establishing separate human resources systems and employee retention efforts, and seeking proposals for backup operation and maintenance and asset management services for our power plants from other providers.
However, there is a risk that an interested party in the SunEdison Bankruptcy could request that the assets and liabilities of the Company be substantively consolidated with SunEdison and that the Company and/or its assets and liabilities be included in the SunEdison Bankruptcy.  Substantive consolidation is an equitable remedy in bankruptcy that results in the pooling of assets and liabilities of the debtor and one or more of its affiliates solely for purposes of the bankruptcy case, including for purposes of distributions to creditors and voting on and treatment under a reorganization plan. While it has not been requested to date and we believe there is no basis for substantive consolidation in our circumstances, we cannot provide assurance that substantive consolidation will not be requested in the future or that the bankruptcy court would not consider it.
To the extent the bankruptcy court were to determine that substantive consolidation was appropriate under the facts and circumstances, then the assets and liabilities of any entity that was subject to the substantive consolidation order could be available to help satisfy the debt or contractual obligations of other entities. Bankruptcy courts have broad equitable powers, and as a result, outcomes in bankruptcy proceedings are inherently difficult to predict.  Due to the significant liabilities of SunEdison, substantive consolidation of the Company with SunEdison and inclusion in the SunEdison Bankruptcy would impede our ability to satisfy our liabilities in the normal course of business and otherwise restrict our operations and capacity to function as a standalone enterprise. As a result of the foregoing, our financial statements for the year ended December 31, 2015 or the related audit report may include an explanatory note regarding the Company’s ability to continue as a going concern.
We have expended and may continue to expend significant resources in connection with the SunEdison Bankruptcy.
Due to SunEdison’s liquidity constraints and in preparation for the SunEdison Bankruptcy, we have expended significant resources on contingency planning. During the SunEdison Bankruptcy, we have expended significant resources in connection with the SunEdison Bankruptcy and related matters, including legal fees, consultant and financial advisor fees and related expenses, and it is likely that such expenses will continue during the duration of the SunEdison Bankruptcy. We have also dedicated, and anticipate that we will continue to dedicate, significant internal resources and management time to contingency planning and to addressing the consequences of the SunEdison Bankruptcy. This could reduce the internal time and resources available for other areas of our business and substantially increase our operating expenses.
The SunEdison Bankruptcy has subjected us to increased litigation risk.
The SunEdison Bankruptcy has increased the risk that we will be subject to litigation and could increase our potential exposure to litigation costs. In particular, there is a risk that SunEdison or its creditors may bring actions against us to avoid payment made to us by SunEdison or transactions that we consummated with SunEdison. We also face increased risks of liability and litigation to the extent that the SunEdison Bankruptcy results in SunEdison becoming unable to fulfill its contractual commitments in circumstances where the Company has a financial interest (for example, with respect to projects that have been paid for by the Company but have not been transferred.)
Additionally, because our directors’ and officers’ insurance policies through the period of July 15, 2016 are shared with SunEdison, including a number of policies under which SunEdison is the named insured, the SunEdison Bankruptcy will limit our ability to utilize such insurance to cover the liability of, and our indemnification obligations to, our directors and officers. This may materially adversely affect our business, financial condition and results of operations.
Our growth strategy has been substantially dependent on SunEdison and the SunEdison Bankruptcy could have a material adverse effect on our future growth.
Our business, including our growth strategy, has been substantially dependent on SunEdison, including its ability to obtain financing and generate sufficient cash to adequately fund its operations, and on SunEdison’s ability to fund the construction and development of Call Right Projects under the Project Investment Agreement and Support Agreement. As detailed under “SunEdison is a party to important agreements at the corporate and project levels, which may be adversely affected by the SunEdison Bankruptcy,” as part of the SunEdison Bankruptcy, SunEdison may seek to reject the Project Investment Agreement, the India PSA, Support Agreement, or other agreements with respect to the Call Right Projects or may elect not to perform under such agreements or may not be permitted to assume and/or perform under such agreements by the bankruptcy court. In addition, even if SunEdison is willing to satisfy its obligations to us under the Project Investment Agreement, the India PSA or the Support Agreement, SunEdison must be able to fund the development and completion of projects to be transferred thereunder and we do not expect that SunEdison will be able to do so. In addition, bankruptcy court and/or creditor approval would be required for performance under these contracts outside of the ordinary course of business. Acquisitions from SunEdison generally will be subject to bankruptcy court approval and/or the approval of SunEdison’s key creditors during the SunEdison Bankruptcy, and receipt of such approvals cannot be assured. As a result, our financial and operating performance and prospects, including our ability to grow our dividend per share, may be affected by the performance, prospects, and priorities of SunEdison. Material adverse developments at SunEdison, including the SunEdison Bankruptcy, or changes in its strategic priorities, may reduce our cash available for distribution and materially and adversely affect our growth, business, financial condition and results of operations.
The SunEdison Bankruptcy may adversely affect our relationships with current or potential counterparties.
We have important counterparties at every level of operations, including offtakers under the PPAs, corporate and project level lenders, suppliers and service providers. The SunEdison Bankruptcy may damage our relationship with our counterparties due to concerns about the SunEdison Bankruptcy and its impact on our business. These concerns may cause counterparties to be less willing grant waivers or forbearances if needed for other matters and more likely to enforce contractual provisions or reduce utilization of our services (or the provision of supplies or services) where the counterparty has flexibility in volume or duration. These concerns may also cause our existing or potential new counterparties to be less likely to enter into new agreements or to demand more expensive or onerous terms, credit support, security or other conditions. Damage to our existing or potential future counterparty relationships may materially and adversely affect our business, financial condition and results of operations, including our growth strategy.
SunEdison is our controlling stockholder and exercises substantial influence over TerraForm Global and may cause corporate actions to be taken even if its interests conflict with the interests of our other stockholders.
SunEdison beneficially owns all of our outstanding Class B common stock. Each share of our outstanding Class B common stock entitles SunEdison to 100 votes on all matters presented to our stockholders. As a result of its ownership of our Class B common stock, SunEdison possesses approximately 98% of the combined voting power of our stockholders even though SunEdison only owns approximately 35% of total shares outstanding (inclusive of Class A common stock and Class B common stock). As a result of this ownership, SunEdison has a substantial influence on our affairs and its voting power will constitute a large percentage of any quorum of our stockholders voting on any matter requiring the approval of our stockholders. Such matters include the election of directors, the adoption of amendments to our amended and restated certificate of incorporation and bylaws and approval of mergers or sale of all or substantially all of our assets. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares, which could prevent stockholders from receiving a premium for their shares. In addition, SunEdison, for so long as it and its controlled affiliates possess a majority of the combined voting power, has the power, directly or indirectly, to appoint or remove all of our directors, including the members of our Corporate Governance and Conflicts Committee (the “Conflicts Committee”) and all of our executive officers. SunEdison also has a right to specifically designate up to four additional directors to our board of directors until such time as SunEdison and its controlled affiliates cease to own shares representing a majority voting power in us. SunEdison may cause corporate actions to be taken even if its interests conflict with the interests of our other stockholders (including holders of our Class A common stock).
Other than personnel designated as dedicated to us, SunEdison personnel and support staff that provide services to us under the MSA are not required to, and we do not expect that they will, have as their primary responsibility the management and administration of our business or act exclusively for us. Under the MSA, SunEdison has the discretion to determine which of its employees, other than the designated TerraForm Global personnel, will perform assignments required to be provided to us under the MSA.
In connection with the SunEdison Bankruptcy, SunEdison has received final approval from the bankruptcy court for its DIP financing and related credit agreement. We expect SunEdison’s DIP lenders will have significant control over SunEdison’s interactions with us during the SunEdison Bankruptcy due to the covenants in the DIP credit agreement. The DIP credit agreement also gives substantial authority, on behalf of management of SunEdison, over the restructuring and the relationship between SunEdison and us to the chief restructuring officer of SunEdison. In connection with the SunEdison Bankruptcy, SunEdison will also be required to seek approval of the bankruptcy court prior to engaging in activities or transactions outside of the ordinary course of business, which activities or transactions could be challenged by parties in interest. The covenants in the DIP credit agreement or the bankruptcy may lead SunEdison to cause corporate actions to be taken by us even if the action conflict with the interests of our other stockholders (including holders of our Class A common stock).
Our organizational and ownership structure may create significant conflicts of interest that may be resolved in a manner that is not in our best interests or the best interests of holders of our Class A common stock and that may have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our organizational and ownership structure involves a number of relationships that may give rise to certain conflicts of interest between us and holders of our Class A common stock, on the one hand, and SunEdison, on the other hand. We have entered into the MSA with SunEdison and our executive officers are employees of SunEdison, except for our Chairman and Interim Chief Executive Officer, Mr. Blackmore. SunEdison is a related party under the applicable securities laws governing related party transactions and may have interests which differ from our interests or those of holders of our Class A common stock, including with respect to the types of acquisitions made, the timing and amount of dividends by the Company, the reinvestment of returns generated by our operations, the use of leverage when making acquisitions and the appointment of outside advisers and service providers. We have a Conflicts Committee to assist us in addressing conflicts of interest as they arise. SunEdison, for so long as it and its controlled affiliates possess a majority of our combined voting power, has the power, directly or indirectly, to appoint or remove all of our directors and committee members, including the members of our Conflicts Committee, and our executive officers. These powers have affected and may in the future affect the functioning of our Conflicts Committee. On November 20, 2015, the members of our Conflicts Committee were removed by the board of directors (the “Board”) from that committee and subsequently resigned from the Board. In their resignation letters, these directors stated that they did not believe they would be able to protect the interests of the shareholders going forward, and therefore resigned. In addition, contemporaneously, our Chief Executive Officer was removed as an officer and director and our Chief Financial Officer was removed as an officer. Our next Chief Executive Officer, who resigned on March 30, 2016, served as both the Chief Financial Officer of SunEdison and as the Chief Executive Officer of TerraForm Global, which may have created conflicts of interest during this period. These management changes have resulted in considerable negative publicity.
On June 1, 2016, the Company adopted an amendment to the Global LLC Agreement creating an LLC Conflicts Committee, which is granted the exclusive power to exercise all of its rights, powers and authority as the sole managing member of Global LLC to manage and control the business and affairs of Global LLC and its controlled affiliates relating to or involving SunEdison and any of its affiliates (other than the Company and its controlled affiliates) until the first annual meeting of the Company’s stockholders after December 31, 2016. There is a risk that this delegation will be revoked, or that the members of the LLC Conflicts Committee will be removed, each of which are permissible by a written instrument signed by the Company, acting in its capacity as managing member of Global LLC, with either (i) the written consent of a majority of the LLC Conflicts Committee members then in office, or (ii) Independent Shareholder Approval.
In addition, our dependence on SunEdison may make it more difficult to assess the benefits of any related party transaction with SunEdison to TerraForm Global and the short- and long-term consequences of our participation or lack of participation in a particular transaction. Any material transaction between us and SunEdison (including the waiver of rights with respect to the Call Right Projects and any ROFO Projects) are subject to our related party transaction policy, which will require prior approval of such transaction by our Conflicts Committee. There are inherent limitations in the ability of our Conflicts Committee to help us manage conflicts of interest or perceived conflicts of interest. Our various measures to address conflicts of interest, including our Conflicts Committee and our related party transaction approval policy has not prevented stockholders from instituting stockholder derivative claims related to conflicts of interest. Regardless of the merits of these claims, we may be required to expend significant management time and financial resources in the defense thereof. Additionally, to the extent we fail to appropriately deal with conflicts of interest, or even if we are perceived to have failed to deal appropriately with any such conflicts, it could negatively impact our reputation and ability to raise additional funds and the willingness of counterparties to do business with us, all of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We do not expect that the 425 MW India Projects will be completed and transferred to the Company in accordance with the India PSA.
Pursuant to the India PSA, the Company paid $231.0 million in cash to SunEdison Holdings Corporation in exchange for the 425 MW India Projects, which projects would be transferred to the Company upon satisfaction of certain conditions precedent. During 2016, and beginning prior to the SunEdison Bankruptcy, the Company became aware that there was substantial risk that the 425 MW India Projects may not be completed and transferred to the Company in accordance with the India PSA. In addition to the possibility that SunEdison may reject the India PSA as part of the SunEdison Bankruptcy, currently we do not expect that the 425 MW India Projects will be completed and transferred to us for the following reasons:

•	Material amounts of project costs and equity contributions remain to be contributed by SunEdison to the 425 MW India Projects.

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Unpaid amounts owing to third parties such as suppliers and EPC contractors have resulted in liens being filed against certain of the 425 MW India Projects. The Company has no assurance that SunEdison will satisfy liens and other interests of third parties in the 425 MW India Projects.

•	The Company and SunEdison have not reached a mutual agreement on the total fair market value for the equity interests in the 425 MW India Projects as contemplated under the India PSA.

•	Transfer of the 425 MW India Projects requires project lender consents, which SunEdison has not yet obtained.

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A number of the 425 MW India Projects appear to have been cross-funded or cross-collateralized by SunEdison in violation of project lending agreements, which would create potential claims by lenders in some projects against the assets in other projects, thereby creating the potential for delays and additional costs to transfer projects.

•
Several of the 425 MW India Projects have experienced delays, and are at risk of missing the long-stop dates under their respective PPAs or not being completed at all. Certain of the projects have already missed their long-stop dates, as a result of which the offtaker is entitled to reprice the relevant PPA at a lower price based on a new tariff order. Construction of certain of the projects has ceased.

•	The Company has learned that SunEdison is marketing projects included in the 425 MW India Projects to third parties.

Although the India PSA allows SunEdison Holdings Corporation to substitute projects initially anticipated to be transferred with a different project or additional projects with reasonably equivalent value, SunEdison Holdings Corporation has not proposed any substitute projects. The India PSA provides for liquidated damages, including for certain delays or failures to transfer by SunEdison Holdings Corporation, and for reimbursement if the aggregate value transferred is less than $231.0 million. The SunEdison Bankruptcy and SunEdison's financial situation are likely to make substantial recovery on any claim against SunEdison for monetary damages or reimbursement challenging, as such recovery is likely to be limited, and may be eliminated, depending on the recoveries generally for SunEdison’s creditors, due to competing claims with higher priority and the limited financial resources of SunEdison.
In April 2016, the Company filed a verified complaint against the SunEdison Defendants, Ahmad Chatila, Martin Truong and Brian Wuebbels in the Court of Chancery in the State of Delaware. The complaint asserts claims for breach of fiduciary duty, breach of contract and unjust enrichment relating to the failure by the SunEdison Defendants to transfer the equity interests of the 425 MW India Projects for which the Company paid $231.0 million in the fourth quarter of 2015. The complaint seeks various forms of relief, including a constructive trust upon the equity interests of SunEdison in the 425 MW India Projects, money damages from the defendants, restoration of the $231.0 million to the Company and such other relief as the court may deem just and proper. The claims against the SunEdison Defendants have been stayed as a result of the SunEdison Bankruptcy.
The $231.0 million paid by the Company in accordance with the India PSA is reported as a deposit for acquisitions on the Company’s consolidated balance sheets as of December 31, 2015. The Company determined that the deposit for acquisition of the 425 MW India Projects was impaired as of December 31, 2015, and we recorded a provision for contingent loss of the full $231.0 million in the consolidated balance sheets as of December 31, 2015. Final conclusions on the classification and presentation of the $231.0 million deposit for acquisition and the provision for contingent loss are pending concurrence with our Independent Registered Public Accounting Firm. Although we believe that a contingent loss is the appropriate accounting treatment based on the current facts known, the 425 MW India Projects are subject to the litigation described above and the accounting treatment of the payment may change based on various factors, including facts discovered in connection with the litigation.
Our organizational and ownership structure is complex and has recently been subject to increased scrutiny and negative publicity, particularly relating to changes in our senior management and board of directors, which may have a material adverse effect on, among other things, the value of our securities and our ability to conduct our business, as well as subject us to increased litigation risk.
Our organizational and ownership structure is complex and has recently been subject to increased scrutiny, including inquiries from our stakeholders, litigation from stockholders and negative publicity. In particular, there has been considerable negative publicity in the media relating to the resignations and removals of certain members of our board of directors, including members of our Conflicts Committee, as well as the replacement of our Chief Executive Officer and Chief Financial Officer in November 2015. Negative publicity has also included allegations of breaches of fiduciary duty by our board of directors and our executive officers, perceived conflicts of interest among us, our executive officers and our affiliates and criticism of our and our affiliates’ business strategies. Our reputation may be closely related to that of SunEdison, and the reputation and public image of SunEdison has suffered as a result of its financial condition and the SunEdison Bankruptcy. Such negative publicity may materially adversely impact our business in a number of ways, including, among other things:

•	causing the trading value of our outstanding securities to diminish;

•	damaging our reputation and adversely affecting the willingness of counterparties to do business with us, including obtaining consents and approvals from counterparties;

•	subjecting us and our affiliates to increased risks of future litigation or affecting the course of our current litigation;

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disrupting our ability to execute our and our affiliates’ business plans, including in respect of potential transactions with our affiliates, and potentially reducing our cash available for distribution; and

•	limiting our ability to raise capital and refinance existing obligations.
SunEdison has pledged the shares of Class B common stock that it owns to its lenders under its credit facilities. If the lenders foreclose on these shares, the market price of our shares of Class A common stock could be materially adversely affected.
SunEdison has pledged all of the shares of Class B common stock, and a corresponding amount of the Class B units of Global LLC as well as the IDRs, that SunEdison owns to SunEdison’s lenders as security under its DIP financing and its first and second lien credit facilities and outstanding second lien secured notes. Foreclosure by the lenders under the first and second lien credit facilities and outstanding second lien secured notes likely will be stayed during the pendency of the SunEdison Bankruptcy. However, if SunEdison breaches certain covenants and obligations in its DIP financing, an event of default or maturity of the DIP financing could result and the lenders could exercise their right to accelerate all the debt under the DIP financing and foreclose on the pledged shares (and a corresponding number of Class B units and IDRs). In addition, in the course of exploring financing alternatives, SunEdison could seek to sell all or a portion of its shares of Class B common stock or otherwise dispose of such shares to increase its liquidity profile or to effect acquisitions or other similar transactions. Foreclosures or transfers are subject to certain limitations in our governing documents, however, such limitations may not be enforceable against foreclosures or transfers occurring in connection with the SunEdison Bankruptcy, including foreclosures by the lenders under SunEdison’s DIP financing.
Any future sale of the shares of Class A common stock received that have been converted from Class B common stock upon foreclosure of the pledged securities or upon the sale or other disposition of SunEdison’s Class B common stock could cause the market price of our Class A common stock to decline. SunEdison, through wholly owned subsidiaries, owns 61,343,054 Class B units of Global LLC, which are exchangeable (together with shares of our Class B common stock) for shares of our Class A common stock. Moreover, we may have limited ability to consent to or otherwise influence or control the ultimate purchaser or purchasers of the Class A common stock sold by SunEdison. A foreclosure on or sale of the shares of our Class B common stock and of Class B units of Global LLC’s units held by SunEdison may result in a change of control. Among other potential implications, a change of control that results in a subsequent holder or holders of our stock gaining control of the Company without the consent of our Revolver lenders would constitute an event of default under our Revolver and would require Global Operating to offer to repurchase its Senior Notes at 101% of the applicable principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date. Furthermore, a change of control would trigger a termination of the Interest Payment Agreement. Any such change of control may have a material adverse effect on our business, financial condition, results of operation and cash flows.
A sale of SunEdison or a sale of SunEdison’s ownership interest in us, may have a material adverse effect on our business, financial condition, results of operations and cash flows.
SunEdison could sell or transfer all or a portion of its ownership interests in us to an unaffiliated third party, including in a merger or consolidation or in a transfer of all or substantially all of its assets, and such sales or transfers may occur during the SunEdison Bankruptcy subject to the approval of the bankruptcy court. If a new owner were to acquire ownership of SunEdison or acquire ownership of SunEdison’s ownership interests in us, including in connection with the reorganization or liquidation of SunEdison in bankruptcy, and appoint new directors or officers of its own choosing, the new owner would be able to exercise substantial influence over our policies and procedures and exercise substantial influence over our management and the types of acquisitions we make. Such changes could result in our capital being used to make acquisitions that are substantially different from our targeted acquisitions and otherwise effect a significant change in our current business strategy. Additionally, we cannot predict with any certainty the effect that any transfer of ownership would have on the trading price of our Class A common stock or our ability to raise capital or make investments in the future, because such matters would depend to a large extent on the identity of the new owner and the new owner’s intentions with regard to us. We may have limited ability to consent to or otherwise influence or control the ultimate purchaser or purchasers of the Class B common stock sold by SunEdison.
Such changes could also result in termination of any agreements under which SunEdison provides operation and maintenance or asset management services to us. The risks of such terminations is described above in the risk factor “We are highly dependent on SunEdison and the SunEdison Bankruptcy poses substantial risk to our business, operations and financial condition.” In addition, our strategy relies on our executive officers and key personnel for their strategic guidance and expertise. The occurrence of such changes could result in the departure of one or more of these executive officers or key personnel. If we are unable to find suitable replacements, our ability to implement our strategy could be diminished. Additionally, the occurrence of such changes may trigger change of control provisions found in certain of our PPAs and non-recourse financing agreements as described in the Risk Factor “Certain of our PPAs and non-recourse financing arrangements include provisions that would permit the counterparty to terminate the contract or accelerate maturity in the event SunEdison ceases, directly or indirectly, to control or own a certain percentage of our company.” A change of control that results in a subsequent holder or holders of our stock gaining control of the Company without the consent of our Revolver lenders would also constitute an event of default under our Revolver and would require Global Operating to offer to repurchase its Senior Notes at 101% of the applicable principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date. Furthermore, a change of control would trigger a termination of the Interest Payment Agreement. SunEdison can enter into these transactions without needing the approval of our Class A common stockholders, but sales or transfers of SunEdison’s ownership interests are subject to certain restrictions under our governing documents.
Any such change of control may have a material adverse effect on our business, financial condition, results of operation and cash flows.
Certain of our PPAs and non-recourse financing arrangements include provisions that would permit the counterparty to terminate the contract or accelerate maturity in the event SunEdison ceases, directly or indirectly, to control or own a certain percentage of our company.
The PPAs and non-recourse financing arrangements for our power plants in South Africa, and the financing agreements for our remaining two levered power plants in India, contain change in control provisions that provide the counterparty with a termination right or the ability to accelerate maturity in the event of a change of control without the counterparty’s consent. These provisions are triggered in the event SunEdison ceases to own, directly or indirectly, capital stock representing more than 50% of the voting power of all of our capital stock outstanding on such date, or, in some cases, if SunEdison ceases, directly or indirectly, to control or own a certain percentage of the equity, as applicable, in the applicable project subsidiary. As a result, if SunEdison ceases to control, or in some cases, own a certain percentage of TerraForm Global, whether as a result of a sale, foreclosure, reorganization, restructuring or other similar circumstance, in connection with the SunEdison Bankruptcy or otherwise, the counterparties could terminate such contracts or accelerate the maturity of such financing arrangements. SunEdison could enter into a transaction that could result in the triggering of a change of control, including a sale of SunEdison’s entire ownership position in us, without a vote of our Class A common stockholders. The termination of any of our PPAs or the acceleration of the maturity of any of our non-recourse financing could have a material adverse effect on our business, financial condition, results of operations and cash flows.
The holder or holders of our IDRs may elect to cause Global LLC to issue Class B1 units to it or them in connection with a resetting of target distribution levels related to the IDRs, without the approval of our Conflicts Committee or the holders of Global LLC’s units, us as manager of Global LLC, or our board of directors (or any committee thereof). This could result in lower distributions to holders of our Class A common stock.
The holder or holders of a majority of the IDRs (currently SunEdison through one or more wholly owned subsidiaries) have the right, if the Subordination Period has expired and if we have made cash distributions in excess of the then-applicable Third Target Distribution for each of the prior four consecutive fiscal quarters, to reset the initial target distribution levels at higher levels based on Global LLC’s cash distribution levels at the time of the exercise of the reset election. The right to reset the target distribution levels may be exercised without the approval of the holders of Global LLC’s units, us, as manager of Global LLC, or our board of directors (or any committee thereof). Following a reset election, a baseline distribution amount will be calculated as an amount equal to the average cash distribution per Class A unit, Class B1 unit and Class B unit for the two consecutive fiscal quarters immediately preceding the reset election (such amount is referred to as the “Reset Minimum Quarterly Distribution”), and the target distribution levels will be reset to correspondingly higher levels based on percentage increases above the Reset Minimum Quarterly Distribution.
In connection with the reset election, the holders of the IDRs will receive Global LLC Class B1 units and shares of our Class B1 common stock. Therefore, the reset of the IDRs will dilute existing stockholders’ ownership. This dilution of ownership may cause dilution of future distributions per share as a higher percentage of distributions per share would go to SunEdison or a future owner of the IDRs if the IDRs are sold.
We anticipate that SunEdison (or any subsequent holder of the IDRs) would exercise this reset right in order to facilitate acquisitions or internal growth projects that would not be sufficiently accretive to cash distributions without such conversion. However, it is possible that SunEdison (or another holder) could exercise this reset election at a time when Global LLC is experiencing declines in aggregate cash distributions or is expected to experience declines in its aggregate cash distributions. In such situations, the holder of the IDRs may desire to be issued Class B1 units rather than retain the right to receive incentive distributions based on the initial target distribution levels. As a result, a reset election may cause the Company (which holds all of Global LLC’s Class A units), and, in turn, holders of our Class A common stock to experience a reduction in the amount of cash distributions that they would have otherwise received had Global LLC not issued new Class B1 units to the holders of the IDRs in connection with resetting the target distribution levels.
The IDRs may be transferred to an unaffiliated third party without our consent, as manager of Global LLC, or our board of directors (or any committee thereof).
SunEdison has pledged the IDRs as collateral under its DIP financing and its first and second lien credit facilities and second lien secured notes. Also, SunEdison may transfer the IDRs to an unaffiliated third party at any time without the consent of the holders of Global LLC’s Class A units, us, as manager of Global LLC, or our board of directors (or any committee thereof). However, in the Global LLC limited liability company agreement, Global LLC has been granted a right of first refusal with respect to any proposed sale of IDRs to an unaffiliated third party (other than its controlled affiliates), under which we may exercise to purchase the IDRs proposed to be sold on the same terms offered to such third party at any time within 30 days after we receive written notice of the proposed sale and its terms. This right of first refusal may not be enforceable with respect to sales occurring in connection with the SunEdison Bankruptcy. If SunEdison transfers the IDRs to an unaffiliated third party, including as part of the SunEdison Bankruptcy process, SunEdison would not have the same incentive to grow our business and increase quarterly distributions to holders of Class A common stock over time.
If we incur material tax liabilities, distributions to holders of our Class A common stock may be reduced without any corresponding reduction in the amount of distributions paid to SunEdison or other holders of the IDRs, Class B units and Class B1 units.
We are entirely dependent upon distributions we receive from Global LLC in respect of the Class A units held by us for payment of our expenses and other liabilities. We must make provisions for the payment of our income tax liabilities, if any, before we can use the cash distributions we receive from Global LLC to make distributions to our Class A common stockholders. If we incur material tax liabilities, our distributions to holders of our Class A common stock may be reduced. However, the cash available to make distributions to the holders of the Class B units and IDRs issued by Global LLC (all of which are currently held by SunEdison), or to the holders of any Class B1 units that may be issued by Global LLC in connection with an IDR reset or otherwise, will not be reduced by the amount of our tax liabilities. As a result, if we incur material tax liabilities, distributions to holders of our Class A common stock may be reduced, without any corresponding reduction in the amount of distributions paid to SunEdison or other holders of the IDRs, Class B units and Class B1 units of Global LLC.
Our ability to terminate the MSA early will be limited.
The MSA provides that we may terminate the agreement upon 30 days prior written notice to SunEdison upon the occurrence of any of the following: (i) SunEdison defaults in the performance or observance of any material term, condition or covenant contained therein in a manner that results in material harm to us and the default continues unremedied for a period of 30 days after written notice thereof is given to SunEdison; (ii) SunEdison engages in any act of fraud, misappropriation of funds or embezzlement that results in material harm to us; (iii) SunEdison is grossly negligent in the performance of its duties under the agreement and such negligence results in material harm to us; (iv) upon the happening of certain events relating to the bankruptcy or insolvency of SunEdison; (v) on such date as SunEdison and its affiliates no longer beneficially hold more than 50% of the voting power of our capital stock; and (vi) upon the date that SunEdison experiences a change in control. Furthermore, if we request an amendment to the scope of services provided by SunEdison under the MSA and we are not able to agree with SunEdison as to a change to the service fee resulting from a change in the scope of services within 180 days of the request, we will be able to terminate the agreement upon 30 days’ prior notice to SunEdison.
We will not be able to terminate the agreement for any other reason, and the agreement continues in perpetuity until terminated in accordance with its terms. We do not believe that SunEdison has fully performed as obligated under the MSA, in particular with respect to financial reporting and internal control matters. However, the termination provisions upon a bankruptcy or insolvency of SunEdison are likely not enforceable, and during the pendency of the SunEdison Bankruptcy, the automatic stay may prevent us from terminating the agreement in accordance with its terms without authorization from the bankruptcy court. The MSA also includes non-compete provisions that prohibit us from engaging in certain activities competitive with SunEdison’s power project development and construction business. The agreement provides that these non-compete provisions survive termination indefinitely. If SunEdison's performance does not meet the expectations of investors, the market price of our Class A common stock could suffer.
As described under the risk factor “SunEdison is a party to important agreements at the corporate and project levels, which may be adversely affected by the SunEdison Bankruptcy,” as part of the SunEdison Bankruptcy, SunEdison could also seek to reject or renegotiate the Management Services Agreement, which would also create significant risks.
The liability of SunEdison is limited under our arrangements with it and we have agreed to indemnify SunEdison against claims that it may face in connection with such arrangements, which may lead it to assume greater risks when making decisions relating to us than it otherwise would if acting solely for its own account.
Under the MSA, SunEdison will not assume any responsibility other than to provide or arrange for the provision of the services described in the MSA in good faith. In addition, under the MSA, the liability of SunEdison and its affiliates will be limited to the fullest extent permitted by law to conduct involving bad faith, fraud, willful misconduct or gross negligence or, in the case of a criminal matter, action that was known to have been unlawful. In addition, we have agreed to indemnify SunEdison to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses incurred by an indemnified person or threatened in connection with our operations, investments and activities or in respect of or arising from the MSA or the services provided by SunEdison, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the conduct in respect of which such persons have liability as described above. These protections may result in SunEdison tolerating greater risks when making decisions than otherwise would be the case, including when determining whether to use leverage in connection with acquisitions. The indemnification arrangements to which SunEdison is a party may also give rise to legal claims for indemnification that are adverse to us or holders of our Class A common stock.
Risks Related to our Business
Our failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act as a public company could have a material adverse effect on our business and share price.
Prior to completion of our IPO on August 5, 2015, we had not operated as a public company and did not have to independently comply with Section 404(a) of the Sarbanes-Oxley Act. We are required to meet these standards in the course of preparing our financial statements as of and for the year ended December 31, 2016, and our management is required to report on the effectiveness of our internal control over financial reporting for such year. Additionally, once we are no longer an emerging growth company, as defined by the JOBS Act, our independent registered public accounting firm is required pursuant to Section 404(b) of the Sarbanes-Oxley Act to attest to the effectiveness of our internal control over financial reporting on an annual basis. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation.
Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected on a timely basis. The existence of any material weakness would require management to devote significant time and incur significant expense to remediate any such material weaknesses and management may not be able to remediate any such material weaknesses in a timely manner.
As of December 31, 2015, we did not maintain an effective control environment attributable to certain identified and other potential material weaknesses, which are under management review and pending concurrence with our Independent Registered Public Accounting Firm.
To date, we have not determined that such control deficiencies resulted in material misstatements, however, they create a reasonable possibility that a material misstatement to the consolidated financial statements will not be prevented or detected on a timely basis, and therefore we concluded that the deficiencies represent material weaknesses in the Company’s internal control over financial reporting and our internal control over financial reporting was not effective as of December 31, 2015. We are unable to conclude at this time and give no assurance that the previously issued unaudited financial statements are not materially misstated.
The existence of certain identified or other potential material weaknesses in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause shareholders to lose confidence in our reported financial information, all of which could materially and adversely affect our business and share price.
Current market conditions have increased certain of the risks we face.
Conditions in the capital markets for growth, income and energy companies, including renewable energy companies, generally declined in the third and fourth quarters of 2015 and have generally continued to decline. We have been affected by this general decline as well as limitations on our ability to access the capital markets for reasons particular to the Company, including the SunEdison Bankruptcy and other risks that we face. In some cases, these developments have affected the plans and perspectives of various market participants, including operating entities, consumers and financing providers, and have contributed to increased uncertainty and heightened some of the risks we face. We and other companies have adjusted our plans and priorities in light of these developments. While we remain focused on executing our near term objectives, we will continue to monitor market developments and consider further adjustments to our plans and priorities if required, which could result in further significant changes to our business strategy. As a result of the negative impact on our business from these developments, we no longer expect to achieve the growth rate in our dividend per Class A common share that we had been targeting.
Risks that have increased as a result of these developments include, but are not limited to, risks related to access to capital and liquidity and risks related to the performance and prospects of third parties, including SunEdison as described under “Risks Related to our Relationship with SunEdison and the SunEdison Bankruptcy,” which may reduce our ability to access the capital markets. Additionally, and as described above, in light of current market conditions, we have waived our option to purchase certain Call Right Projects from SunEdison.
Furthermore, any significant disruption to our ability to access the capital markets, or a significant increase in interest rates, could make it difficult for us to successfully acquire attractive power plants and may also limit our ability to obtain debt or equity financing to complete such acquisitions. If we are unable to raise adequate proceeds when needed to fund such acquisitions, the ability to grow our portfolio may be limited, which could have a material adverse effect on our ability to implement our growth strategy and, ultimately, our projected CAFD, results of operations, business and financial condition.
We are involved in costly and time-consuming litigation and other regulatory proceedings, including the SunEdison Bankruptcy proceedings, which require significant attention from our management and involve a greater exposure to legal liability.
We have and continue to be involved in legal proceedings, administrative proceedings, claims and other litigation that arise in the ordinary course of business, including due to failed or terminated transactions. In addition, we are named as defendants from time to time in other lawsuits and regulatory actions relating to our business, some of which may claim significant damages and we have initiated a lawsuit as a plaintiff against SunEdison and certain of its officers. SunEdison’s controlling interests in TerraForm Global and the position of certain of our executive officers on the board of directors and in senior management of TerraForm Global have resulted in, and may increase the possibility of future claims of breaches of fiduciary duties including claims of conflicts of interest related to TerraForm Global. We may also be subject to litigation arising out of the SunEdison Bankruptcy, including actions to avoid payments made to us by SunEdison or transactions that we consummated with SunEdison.
Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. Unfavorable outcomes or developments relating to these proceedings, or new proceeding involving similar allegations or otherwise, such as monetary damages or equitable remedies, could have a material adverse impact on our business and financial position, results of operations or cash flows or limit our ability to engage in certain of our business activities. Settlement of claims could adversely affect our financial condition and results of operations. In addition, regardless of the outcome of any litigation or regulatory proceedings, such proceedings are often expensive, lengthy and disruptive to normal business operations and require significant attention from our management. We are currently, and may be subject in the future, to claims, lawsuits or arbitration proceedings related to matters in tort or under contracts, employment matters, securities class action lawsuits, shareholder derivative actions, breaches of fiduciary duty, conflicts of interest, tax authority examinations or other lawsuits, regulatory actions or government inquiries and investigations.
In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We have become the target of such securities litigation, and we may become the target of additional securities litigation in the future, which could result in substantial costs and divert our management’s attention from other business concerns, which could have a material adverse effect on our business.
Current or future litigation or administrative proceedings relating to the operation of our power plants could have a material adverse effect on our business, financial condition and results of operations.
We have and continue to be involved in legal proceedings, administrative proceedings, claims and other litigation relating to the operation of our power plants that arise in the ordinary course of business. Individuals and interest groups may sue to challenge the issuance of a permit for a power plant. A power plant may also be subject to legal proceedings or claims contesting the operation of the facility. Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. Unfavorable outcomes or developments relating to these proceedings, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our business, financial condition and results of operations. Settlement of claims could adversely affect our financial condition and results of operations. In addition, regardless of the outcome of any litigation or regulatory proceedings, such proceedings are often expensive, lengthy and disruptive to normal business operations and require significant attention from our management. As described in the risk factor “The SunEdison Bankruptcy has subjected us to increased litigation risk,” the SunEdison bankruptcy also increases our risks in certain of these proceedings and in future litigation.

The resignation of our President and Chief Executive Officer, the appointment of our Chairman and Interim Chief Executive Officer, the search for, and any appointment of, a permanent President and Chief Executive Officer, and board and management changes could have a material adverse impact on our business.
On November 20, 2015, SunEdison Holdings Corporation, a wholly-owned subsidiary of SunEdison, exercised its right to designate Mr. Peter Blackmore, Mr. Jack F. Stark and Mr. Christopher A. Compton to the Board. The Board also approved the following actions, effective as of November 20, 2015:

•	Mr. Blackmore was appointed as the new Chairman of the Board following the resignation as Chairman of the Board by Mr. Ahmad R. Chatila;

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Mr. Blackmore, Mr. Stark and Mr. Compton were appointed as the sole members of the Conflicts Committee and, as a result, Mr. Mark Lerdal and Mr. Hanif “Wally” Dahya were removed from the Conflicts Committee;

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Mr. Carlos Domenech Zornoza was removed as President and Chief Executive Officer of the Company and Mr. Brian Wuebbels was appointed to serve as the new President and Chief Executive Officer of the Company on a permanent basis; and

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Mr. Alejandro Hernandez was removed as Executive Vice President and Chief Financial Officer of the Company and Mr. Manavendra Sial was appointed to serve as interim Chief Financial Officer of the Company.

Mr. Steven Tesoriere notified the Company of his resignation from the Board, effective immediately, prior to the meeting of the Board at which the foregoing actions were taken and was not present at such meeting. On, about or shortly after the conclusion of the meeting of the Board at which the foregoing actions were taken and, in any event after all the foregoing actions were taken, Mr. Francisco “Pancho” Perez Gundin, Mr. Mark Florian and Mr. Lerdal notified the Company of their resignation from the Board, effective immediately. In addition, as a result of and effective upon the termination of Mr. Domenech Zornoza from his position as an employee of SunEdison, Mr. Domenech Zornoza was removed as a member of the Board. Immediately prior to such meeting of the Board, Mr. Lerdal was the chairperson of the Conflicts Committee and a member of the Audit Committee of the Board, and Mr. Tesoriere was a member of the Audit Committee of the Board. The resignations of Messrs. Gundin, Florian and Lerdal were the result of their disagreement with the actions described above.
On November 22, 2015, Ms. Rebecca Cranna was appointed to serve as Executive Vice President and Chief Financial Officer of the Company on a permanent basis, and Mr. Sial correspondingly stepped down as interim Chief Financial Officer of the Company.
On March 30, 2016, Mr. Wuebbels resigned from his position as President and Chief Executive Officer of the Company and resigned from his position as a director on the Board. Following the resignation of Mr. Wuebbels, the Board elected Mr. Ilan Daskal, the Chief Financial Officer Designee and Executive Vice President of SunEdison, to be a member of the Board and fill the vacancy created by Mr. Wuebbels’ resignation.
In connection with Mr. Wuebbels’ resignation, the Board delegated all of the powers, authority and duties vested in the President and Chief Executive Officer to the Chairman of the Board, Mr. Blackmore. From March 30, 2016 until April 21, 2016, Mr. Blackmore served as the chairman of the Office of the Chairman. On April 21, 2016, the Board dissolved the Office of the Chairman and Mr. Blackmore was appointed the Chairman and Interim Chief Executive Officer.
On April 21, 2016, Mr. Blackmore, Chairman of the Board, was appointed as the Chairman and Interim Chief Executive Officer of the Company. In connection with this appointment, Mr. Blackmore ceased to be a member of the Conflicts Committee. Mr. Stark was appointed as the Chairman of the Conflicts Committee, and Mr. Dahya was designated as a member of the Conflicts Committee.
On May 25, 2016, at the proposal of SunEdison, the Board appointed Mr. David Ringhofer to be a member of the Board effective upon the resignation of Mr. Chatila. On May 26, 2016, Mr. Chatila resigned from his position as a director on the Board. The resignation was contingent upon, and effective immediately prior to, the appointment of Mr. Ringhofer as a member of the Board and did not alter Mr. Chatila’s prior approval of Mr. Ringhofer as a member of the Board as a director.
On June 24, 2016, Mr. Daskal resigned from his position as a director on the Board. The resignation was contingent upon, and effective immediately prior to, the appointment of Mr. Gregory Scallen as an observer of the Board. The resignation did not alter Mr. Daskal’s prior approval by written consent to the appointment of Mr. Scallen to the Board as observer or director, as described below.
On June 24, 2016, at the proposal of SunEdison, the Board appointed Mr. Gregory Scallen as an observer of the Board, effective upon the resignation of Mr. Daskal and continuing until July 24, 2016, or until his earlier death, resignation or removal. The Board also approved Mr. Scallen to become a member of the Board on July 24, 2016.
On June 30, 2016, the Board appointed Mr. Thomas Studebaker as Chief Operating Officer of the Company and Mr. David Rawden as Interim Chief Accounting Officer, which appointments became effective on July 7, 2016.
As a result of these changes, we may experience disruption or have difficulty in maintaining or developing our business. Further, any search for, and hiring of, a permanent chief executive officer may also cause disruption or result in difficulty in maintaining or developing our business. The marketplace for experienced senior executive officers is competitive and we may experience challenges and significant expenses in hiring a permanent chief executive officer. Our performance is influenced by the performance of our senior management. These changes in management could negatively impact our senior management team’s ability to quickly and efficiently respond to problems and effectively manage our business.
Counterparties to our PPAs may not fulfill their obligations or may seek to terminate the PPAs early, which could result in a material adverse impact on our business, financial condition, results of operations and cash flows.
Substantially all of the electric power generated by our current portfolio of power plants is sold under long-term PPAs with public utilities or government, commercial, or industrial end users. If a PPA was terminated or if, for any reason, any purchaser of power under a PPA is unable or unwilling to fulfill its related contractual obligations or refuses to accept delivery of power generated thereunder and, if we are unable to enter into a new PPA on acceptable terms in a timely fashion or at all, it could have a material adverse effect on our business, financial condition, results of operations and cash flows. In the event of a delay in payment under any PPA, while we may be entitled to charge penalty interest for such delay, the delay in recovering the amounts due could nonetheless have a material adverse effect on the cash flows from, and CAFD generated by, the applicable power plants. The risk factors “The SunEdison Bankruptcy may adversely affect our relationships with current or potential counterparties” and “The SunEdison Bankruptcy could result in a material adverse effect on many of our projects because SunEdison is a party to a material project agreement or a guarantor thereof, or because SunEdison was the original owner of the project” describe additional risks with respect to our counterparty relationships and PPAs due to the SunEdison Bankruptcy.
The PPAs for certain of our power plants are, and PPAs entered into with respect to our future projects may be, subject to periodic price adjustments or require renegotiation of price terms over time. If the price terms under these PPAs fall below the initial price terms, our business, financial condition, results of operations and cash flows may be materially and adversely affected.
Certain of our PPAs or other long-term arrangements with our customers are or may be subject to price adjustments over time. For example, the PPAs for the Malaysian power plants and two Indian power plants in our portfolio provide for price term adjustments. In Malaysia, there can be adjustments to the feed-in tariffs on the total solar energy generated in a year if the Sustainable Energy Development Authority of Malaysia, or “SEDA,” determines that the power plant has achieved cost parity (which occurs once displaced costs have increased to be equal to or greater than the feed-in tariff rate). In addition, if the total solar energy generated in a year exceeds the planned amount for that year, the rate paid for the excess energy may be a price lower than the initial feed-in tariff rate. In India, two of our PPAs in the state of Karnataka have a fixed price for the first ten years and have a reset in year 11, to be determined by the state electricity regulatory commission. As a result, we are unable to ascertain the rate that may occur in such cases. If the price under any of our PPAs is reduced below the initial feed-in tariff rate, our business, financial condition, results of operations and cash flows may be materially and adversely affected.
There can be no assurance that the BioTherm transaction will be consummated on the timetable currently anticipated or at all.
We cannot assure you that the BioTherm transaction will be consummated on the timetable currently contemplated or at all, or that regulatory authorities or project lenders will not attempt to impose additional terms or conditions, some of which may further delay our ability to close the BioTherm transaction on the timetable currently contemplated, prevent such closing altogether, or adversely affect the benefits we expect from such transaction. In order to consummate the BioTherm transaction, we and the seller must obtain consent from the project lenders in a timely manner. If these consents are not received, or they are not received on terms that satisfy the conditions set forth in the purchase agreement, then we and/or the seller may not be obligated to complete the BioTherm transaction. Also, we may not receive these consents in respect of the BioTherm transaction before the currently anticipated timing for closing such transaction. The failure to consummate the BioTherm transaction could have a material adverse effect on our business and financial condition.
Certain of the PPAs for the power plants that we own or may acquire in the future contain provisions that allow the offtake counterparty purchaser to terminate or buy out the project or require us to pay liquidated damages upon the occurrence of certain events. In addition, certain of our project financing agreements provide for acceleration upon the occurrence of such events. If these provisions are exercised, our cash available for distribution could materially decline.
Certain of the PPAs associated with our projects allow the offtake counterparty to terminate the PPA or receive liquidated damages in the event certain operating thresholds, performance measures or any other material terms of the PPA are breached or are not achieved within specified time periods. We are therefore subject to the risk of offtake counterparty termination or payment of damages based on such criteria. We cannot provide any assurance that PPAs containing such provisions will not be terminated or that we will not be required to pay liquidated damages with respect to power plants governed by PPAs containing such provisions. If any such PPA is terminated or any such power plant is bought out, we may not be able to enter into a replacement PPA or timely invest in a suitable replacement power plant. Any replacement PPA may be on terms less favorable to us than those in the terminated PPA, and any replacement power plant may possess economic characteristics less favorable to us than those of the power plant that was bought out. In the event a PPA is terminated, a power plant is bought out or we are required to pay liquidated damages under such provisions, it could materially and adversely affect our business, financial condition, results of operations and cash flows until we are able to obtain a replacement PPA on similar terms, reinvest in a suitable replacement power plant or the payment of such liquidated damages ceases.
Additionally, certain of the project level financing agreements for power plants in our portfolio allow the lenders or investors to accelerate the repayment of the project level debt in the event that a PPA is terminated or if certain operating thresholds or performance measures are not achieved within specified time periods. We are therefore subject to the risk of lender or investor termination based on such criteria. In the event the project level debt for one or more of our power plants is accelerated under such provisions, it could materially and adversely affect our business, financial condition, results of operations and cash flows. We cannot provide any assurance that financing agreements containing such provisions will not be terminated and repayments accelerated, or in the event of such termination or acceleration, that we will be able to enter into replacement financing arrangements on commercially reasonable terms or at all.
Certain of our PPAs do not include inflation-based price increases.
Certain of the PPAs that have been entered into for our power plants and our pending Biotherm acquisition do not contain inflation-based price increase provisions. Certain of the countries in which we have operations, or that we may expand into in the future, have in the past experienced high inflation. To the extent that the countries in which we conduct our business experience high rates of inflation, thereby increasing our operating costs in those countries, we may not be able to generate sufficient revenues to offset the effects of inflation, which could materially and adversely affect our business, financial condition, results of operations and cash flows.
Certain of our power plants depend on third-party service providers for construction, operation and maintenance services, and we may not be able to control their work as effectively as if we or SunEdison performed these functions. Certain of the power plants we have acquired or expect to acquire may encounter transition and integration difficulties in transferring these services to us or SunEdison.
SunEdison contracts with third-party service providers for certain functions related to the construction and operation of certain of our power plants and we may contract with additional providers in the future if SunEdison is unable or unwilling to perform such services. Outsourcing these functions involves the risk that third parties may not perform to our standards, may not produce results in a timely manner or may fail to perform at all. Although we have not experienced any significant difficulties with our third-party service providers, it is possible that we could experience difficulties in the future. Certain of our power plants located in China, Brazil, India and South Africa utilize third-party service providers for construction, operation and maintenance. If these third-party service providers default on their contractual obligations to us it may: (i) cause us to default in our regulatory obligations; (ii) adversely impact the ongoing operation of our power plants; and/or (iii) temporarily reduce our capacity to generate power. Certain of our acquired power plants may encounter difficulties in transitioning operation and maintenance services from the existing service provider to us and SunEdison, which may have a material adverse effect on the business results of our operations and performance.
Our power plants are exposed to curtailment risks, which may reduce the return to us on those investments and adversely impact our business, financial condition, and results of operations.
Certain of our power plants’ generation of electricity may be curtailed without compensation due to transmission limitations or limitations on the electricity grid’s ability to accommodate intermittent electricity generating sources, reducing our revenues and impairing our ability to capitalize fully on a particular assets potential.
For example, our Honiton wind power plants in China have experienced significant curtailment due to grid constraints, overcapacity, and falling consumer demand.  Approximately 29% of potential power generation was curtailed in 2015, and we expect the curtailment to increase to 31% in 2016, compared to an original forecast of 21%.  We expect the increased curtailment will be partially offset by enlisting eligible sites into a market trading program, which allows the power plants to sell a certain amount of power at a discounted rate. Additionally, our wind power plants in Brazil have a contracted capacity that is slightly lower than their installed capacity, as a result of which the power plants are curtailed during periods of high wind speeds in order not to surpass their contracted power. However, the loss of generation capacity due to such curtailment is generally low, and the excess of capacity generated by some turbines may be offset against the lost capacity from wind turbines that are out of service for maintenance or other reasons. There may also be extraordinary events affecting the transmission grid that may reduce the capacity of the grid, causing the curtailment of power generation. Solutions to ameliorate or eliminate curtailment with respect to our power plants may not be available or may not be effective or may be cost prohibitive to undertake and implement. Curtailment at levels above our expectations could have a material adverse effect on our business, financial condition and results of operations and cash flows and our ability to pay dividends to holders of our Class A common stock.
The growth of our business depends on locating and acquiring interests in attractive power plants in emerging markets at favorable prices and with favorable financing terms. Additionally, even if we consummate such acquisitions and financings on terms that we believe are favorable, such acquisitions may in fact result in a decrease in cash available for distribution per Class A common share.
Our primary business strategy is to acquire power plants that are operational at the time of acquisition. We may also, in limited circumstances, acquire power plants that are pre-operational. We intend to continue to pursue opportunities to acquire power plants. The following factors, among others, could affect the availability of attractive power plants to grow our business:

•	competing bids for a power plant, including from companies that may have substantially greater capital and other resources than we do;

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fewer third-party acquisition opportunities than we expect, which could result from, among other things, available power plants having less desirable economic returns or higher risk profiles than we believe suitable for our business plan and investment strategy;

•	the SunEdison Bankruptcy and uncertainties regarding the bankruptcy and its outcome;

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in connection with the SunEdison Bankruptcy, if SunEdison elects not to perform under the Project Investment Agreement, India PSA, Support Agreement, or other agreements with respect to the Call Right Projects or ROFO projects or the bankruptcy court declines to approve the assumption of any or all such agreements;

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SunEdison’s failure to complete the construction and transfer to us of the Uruguay Projects, the Bora Bora wind power project and 425 MW India Projects, and SunEdison’s failure to develop the Call Right Projects or any of the other projects in its development pipeline in a timely manner or at all, which could result from, among other things, SunEdison's limited liquidity and limitations imposed by the bankruptcy court or SunEdison’s creditors in connection with the SunEdison Bankruptcy, unwillingness or inability to procure the requisite financing, or an inability to satisfy the conditions for transfer, which we expect will prevent the transfer of power plants to us under the Project Investment Agreement, India PSA and Support Agreement;

•	our failure to reach an agreement or exercise rights with SunEdison and unaffiliated third parties regarding pricing of the applicable projects; and

•	the inability of SunEdison or such unaffiliated third parties to perform their obligations under the applicable agreements, including as a result of the SunEdison Bankruptcy.
We will not be able to increase our dividend per share unless we are able to acquire additional power plants in emerging markets at favorable prices, optimize our portfolio and capital structure. Even if we consummate acquisitions that we believe will be accretive to our dividends per share, those acquisitions may in fact result in a decrease in dividends per share as a result of incorrect assumptions in our evaluation of such acquisitions, unforeseen consequences or external events beyond our control.
Our acquisition strategy exposes us to substantial risk.
The acquisition of renewable energy power plants is subject to substantial risk, including the failure to identify material problems during due diligence (for which we may not be indemnified post-closing), the risk of over-paying for assets (or not making acquisitions on an accretive basis), the ability to obtain or retain customers and, if the power plants are in new markets, the risks of entering markets where we have limited experience. While we perform due diligence on prospective acquisitions, we may not be able to discover all potential operational deficiencies in such power plants. As detailed in “The SunEdison Bankruptcy could result in a material adverse effect on many of our projects because SunEdison is a party to a material project agreement or a guarantor thereof, or because SunEdison was the original owner of the project,” the SunEdison Bankruptcy and its constrained liquidity further exposes us to risk in projects where SunEdison was the EPC contractor or guarantor. For instance, we may learn of statutory liens asserted by subcontractors against power plants where SunEdison was the EPC contractor or guarantor, and our ability to recover against SunEdison in respect of payments made to such subcontractors to discharge those liens will likely be limited. In addition, our expectations for the operating performance of newly constructed power plants as well as those under construction are based on assumptions and estimates made without the benefit of operating history. However, the ability of these power plants to meet our performance expectations is subject to the risks inherent in newly constructed power plants and the construction of such facilities, including, but not limited to, degradation of equipment in excess of our expectations, system failures and outages. Future acquisitions may not perform as expected or the returns from such acquisitions may not support the financing utilized to acquire them or maintain them. Furthermore, integration and consolidation of acquisitions requires substantial human, financial and other resources and may divert management’s attention from our existing business concerns, disrupt our ongoing business or not be successfully integrated. As a result, the consummation of acquisitions may have a material adverse effect on our business, financial condition, results of operations and cash flows.
We may not be able to effectively identify or consummate any future acquisitions on favorable terms, or at all. Additionally, even if we consummate acquisitions on terms that we believe are favorable, such acquisitions may in fact result in a decrease in cash available for distribution to holders of our Class A common stock. In addition, we may engage in asset dispositions or other transactions that result in a decrease in our cash available for distribution.
Future acquisition opportunities for power plants are limited. As summarized above under the risk factors “We do not expect that the 425 MW India Projects will be completed and transferred to the Company in accordance with the India PSA,” “Our growth strategy has been substantially dependent on SunEdison and the SunEdison Bankruptcy could have a material adverse effect on our future growth,” we do not expect that we will transfer power plants in accordance with the India PSA or the Project Investment Agreement, and we do not expect any future acquisitions from SunEdison. We will compete with other companies for future acquisition opportunities from third parties. This may increase our cost of making acquisitions or cause us to refrain from making acquisitions at all. Some of our competitors are much larger than us with substantially greater resources. These companies may be able to pay more for acquisitions and may be able to identify, evaluate, bid for and purchase a greater number of assets than our resources permit.
If we are unable to identify and consummate future acquisitions, it will impede our ability to execute our growth strategy and limit our ability to increase the amount of dividends paid to holders of our Class A common stock. In addition, as we continue to manage our liquidity profile, we may engage in asset dispositions, or incur additional project level debt, which may result in a decrease in our cash available for distribution.
The substantial decline of our stock price has significantly increased the difficulty of identifying acquisitions that we believe will be accretive to CAFD per unit. Even if we consummate acquisitions that we believe will be accretive to CAFD per unit, those acquisitions may in fact result in a decrease in CAFD per unit as a result of incorrect assumptions in our evaluation of such acquisitions, unforeseen consequences or other external events beyond our control. Furthermore, if we consummate any future acquisitions, our capitalization and results of operations may change significantly, and stockholders will generally not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds and other resources. As a result of the negative impact on our business from these developments, we no longer expect to achieve the growth rate in our dividend per Class A common share that we had been targeting. If our stock price continues to trade at current levels, we may not be able to consummate transactions that are accretive to CAFD per unit or increase our dividend per share of Class A common stock.
Laws, governmental regulations and policies supporting renewable energy, and specifically solar, wind (including tax incentives and feed-in tariffs), could change at any time, including as a result of new political leadership, and such changes may materially adversely affect our business and our growth strategy.
Renewable energy power plants currently benefit from various national, provincial, state and local governmental incentives. Certain of the power plants in our portfolio and certain call right projects rely on capital subsidies from government authorities in jurisdictions where such facilities are located. Governmental regulations and policies could be changed to provide for new rate programs that undermine the economic returns for both new and existing renewable energy power plants by charging additional, non-negotiable fixed or demand charges or other fees or reductions in the number of renewable energy power plants allowed under net metering policies. In addition, unanticipated events beyond our control, such as a change in law may require us to make improvements or other modifications to one or more of our facilities, which could have an adverse effect on our operating results. Our business could also be subject to new and burdensome interconnection processes, delays and upgrade costs or local permit and site restrictions.
In addition, we face risks related to potential changes in tax laws that may limit the benefits of solar, wind energy investment. For example, our solar power plants in Thailand currently benefit from a “tax holiday” granted by Thailand’s Board of Investment. This incentive includes an eight-year tax holiday, customs duty exemptions and a number of other non-tax incentives. There is a risk that the tax holiday may be revoked and that the rate of income tax may be increased from the current rate of 20%. In Brazil, certain tax benefits associated with inputs and equipment are available to construct renewable energy power plants. Most of these tax benefits have expiration dates that may or may not be extended. Without these tax benefits the cost of constructing renewable energy power plants would significantly increase. Government incentives provide significant support for renewable energy sources, such as solar and wind energy, and a decrease in these tax benefits could increase the costs of investment in solar and wind energy.
If any of the laws or governmental regulations or policies that support renewable energy, including solar and wind energy, change or are terminated, or if we are subject to new and burdensome laws or regulations, such changes may have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, any changes to or termination of the regulations and governmental incentives discussed in detail under “Business-Government incentives” above may also significantly affect our business.
Our ability to grow and make acquisitions with cash on hand may be limited by our cash dividend policy.
Although we believe it is prudent to defer any decision on paying dividends to our stockholders for the time being given the limitations on our ability to access the capital markets and the other risks that we face, in the future we intend to continue our dividend policy of causing Global LLC to distribute an appropriate portion of CAFD each quarter and to rely primarily upon external financing sources, including the issuance of debt and equity securities and, if applicable, borrowings under our Revolver, to fund our acquisitions and growth capital expenditures. We may be precluded from pursuing otherwise attractive acquisitions if the projected short-term cash flow from the acquisition or investment is not adequate to service the capital raised to fund the acquisition or investment. As such, our growth may not be as fast as that of businesses that reinvest their available cash to expand ongoing operations.
Our indebtedness could adversely affect our financial condition and ability to operate our business, including restricting our ability to pay cash dividends or react to changes in the economy or our industry.
As of July 19, 2016, we had approximately $135 million of indebtedness and an additional $215 million available for future borrowings under our Revolver, subject to financial covenants and other terms and conditions. Our substantial debt could have important negative consequences on our financial condition, including:

•	increasing our vulnerability to general economic and industry conditions and to the consequences of the SunEdison Bankruptcy and to our delayed financial statements;

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requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to pay dividends to holders of our Class A common stock or to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	limiting our ability to enter into or receive payments under long-term power sales which require credit support;

•	limiting our ability to fund operations or future acquisitions;

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restricting our ability to make certain distributions with respect to our capital stock and the ability of our subsidiaries to make certain distributions to us, in light of restricted payment and other financial covenants in our credit facilities and other financing agreements;

•	exposing us to the risk of increased interest rates because certain of our borrowings, which may include borrowings under our Revolver, are at variable rates of interest;

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limiting our ability to obtain additional financing for working capital, including collateral postings, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

Our Revolver and the Senior Notes contain financial and other restrictive covenants that limit our ability to return capital to stockholders or otherwise engage in activities that may be in our long-term best interests. Our inability to satisfy certain financial covenants could prevent us from paying cash dividends, and our failure to comply with those and other covenants could result in an event of default which, if not cured or waived, may entitle the related lenders to demand repayment and accelerate the indebtedness or, in the case of the Revolver, enforce their security interests, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our existing agreements governing our non-recourse financing contain financial and other restrictive covenants that limit our project subsidiaries’ ability to make distributions to us or otherwise engage in activities that may be in our long-term best interests. We expect any future project financings that we incur or assume will contain similar provisions. The non-recourse financing agreements generally prohibit distributions from the project entities to us unless certain specific conditions are met, including the satisfaction of certain financial ratios and the absence of defaults or events of default. Our inability to satisfy certain financial covenants or cure defaults or events of default may prevent cash distributions by the particular project(s) to us, including defaults related to the SunEdison Bankruptcy or to delayed project-level audits. The risks with respect to the SunEdison Bankruptcy on our project financings is further detailed in “Because SunEdison is a party to a material project agreement or a guarantor thereof, the SunEdison Bankruptcy could result in a material adverse effect on many of our projects” above.
Our failure to obtain such waivers or forbearance agreements with respect to defaults or to comply with those and other covenants has resulted in (or could result in future) events of default which, if not cured or waived, may entitle the related lenders to demand repayment or enforce their security interests, which could have a material adverse effect on our business, results of operations and financial condition. If we are unable to make distributions from our project companies, it would likely have a material adverse effect on our ability to pay dividends to holders of our Class A common stock.
If our subsidiaries default on their obligations under their non-recourse indebtedness or voluntarily or involuntarily commence bankruptcy proceedings, this may constitute an event of default under our Revolver, and we may be required to make payments to lenders to avoid such default or to prevent foreclosure on the collateral securing the non-recourse debt. If we are unable to or decide not to make such payments, we would lose certain of our power plants upon foreclosure.
Our subsidiaries incur, and we expect will in the future incur, various types of non-recourse indebtedness. Non-recourse debt is repayable solely from the applicable power plant’s revenues and is secured by the power plant’s physical assets, major contracts, cash accounts and, in many cases, our ownership interest in the project subsidiary. Limited recourse debt is debt where we have provided a limited guarantee, and recourse debt is debt where we have provided a full guarantee, which means if our subsidiaries default on these obligations, we will be liable directly to those lenders, although in the case of limited recourse debt only to the extent of our limited recourse obligations. To satisfy these obligations, we may be required to use amounts distributed by our other subsidiaries as well as other sources of available cash, reducing our cash available to execute our business plan and pay dividends to holders of our Class A common stock. In addition, if our subsidiaries default on their obligations under limited recourse financing agreements or voluntarily or involuntarily commence bankruptcy proceedings this may, under certain circumstances where Global LLC or Global Operating LLC guarantee such obligations and the amounts guaranteed exceed $75 million, individually or in the aggregate, result in an event of default under our Revolver, allowing our lenders to foreclose on their security interests.
Even if that is not the case, we may decide to make payments to prevent the lenders of these subsidiaries from foreclosing on the relevant collateral. Such a foreclosure could result in us losing our ownership interest in the subsidiary or in some or all of its assets. The loss of our ownership interest in one or more of our subsidiaries or some or all of their assets could have a material adverse effect on our business, financial condition, results of operations and cash flows.
If we are unable to renew letter of credit facilities our business, financial condition, results of operations and cash flows may be materially adversely affected.
Our Revolver includes a letter of credit facility to support project level contractual obligations. This letter of credit facility will expire on August 5, 2019. If we are unable to renew our letters of credit as expected or if we are only able to replace them with letters of credit under different facilities on less favorable terms, we may experience a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, the inability to provide letters of credit may constitute a default under certain non-recourse financing arrangements, restrict the ability of certain project companies to make distributions to us and/or reduce the amount of cash available at such project companies to make distributions to us.
Our ability to raise additional capital to fund our operations may be limited.
Our primary business strategy is to own, operate and acquire operational clean power generation assets. We do not always expect to have sufficient amounts of cash on hand to fund all such future acquisition costs. As a result, we will need to arrange additional financing to fund a portion of such acquisitions, potential contingent liabilities and other aspects of our operations. Our ability to arrange additional financing, either at the corporate level or at a project company level, may be limited. Additional financing, including the costs of such financing, will be dependent on numerous factors, including:

•	general economic and capital market conditions;

•	credit availability from banks and other financial institutions;

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investor confidence in us, our partners, SunEdison, as our principal stockholder (on a combined voting basis) and manager under the MSA and frequently as asset and O&M manager for our projects in the countries in which our power plants are located;

•	the impact of the SunEdison Bankruptcy;

•	our financial performance and the financial performance of our subsidiaries;

•	our level of indebtedness and compliance with covenants in debt agreements;

•	the timing of our ability to complete our Form 10-Q for the quarter ended March 31, 2016 and obtain audited project level financial statements;

•	maintenance of acceptable credit ratings or credit quality, including maintenance of the legal and tax structure of the project company upon which the credit ratings may depend;

•	our cash flows; and

•	provisions of tax and securities laws that may impact raising capital.
We may not be successful in obtaining additional financing for these or other reasons. Furthermore, we may be unable to refinance or replace non-recourse financing arrangements or other credit facilities on favorable terms or at all upon the expiration or termination thereof. Our failure, or the failure of any of our power plants, to obtain additional capital or enter into new or replacement financing arrangements when due may constitute a default under such existing indebtedness and may have a material adverse effect on our business, financial condition, results of operations and cash flows.
Credit ratings downgrades have resulted in a negative perception of our creditworthiness, and will adversely affect our ability to raise additional financing.
Credit ratings agencies have issued corporate and issuer credit ratings with respect to us and our Senior Notes. These ratings are used by investors (including debt investors) and other third parties in evaluating our credit risk. Credit ratings are continually revised. Our credit ratings have declined as a result of the SunEdison Bankruptcy and other risks that we face. This decline in our credit ratings will have a material adverse effect on our ability to raise additional equity or indebtedness in the capital markets or could adversely affect the trading prices of our Class A common stock or Senior Notes. These declines could also negatively impact the perception of our counterparties and other stakeholders regarding our ability to meet our obligations. These perceptions and concerns may also cause our existing or potential new counterparties to be less likely to enter into new agreements or to demand more expensive or onerous terms, credit support, security or conditions. Further declines in our credit ratings may materially and adversely affect our business, financial condition and results of operations.
Our ability to generate revenue from certain solar and wind power plants depends on having interconnection arrangements and services.
If the interconnection or transmission agreement of a clean power generation asset we own or acquire is terminated for any reason, we may not be able to replace it with an interconnection or transmission arrangement on terms as favorable as the existing arrangement, or at all, or we may experience significant delays or costs in to securing a replacement. If a transmission network to which one or more of our existing power plants or a power plant we acquire is connected experiences “down time,” the affected clean power generation asset may lose revenue and be exposed to non-performance penalties and claims from its customers. The owners of the network will not usually compensate electricity generators for lost income due to down time. These factors could materially affect our ability to forecast operations and negatively affect our business, results of operations, financial condition and cash flows.
We cannot predict whether transmission facilities will be expanded in specific markets to accommodate competitive access to those markets. In addition, certain of our operating facilities’ generation of electricity may be physically or economically curtailed without compensation due to transmission limitations, reducing our revenues and impairing our ability to capitalize fully on a particular facility’s generating potential. Such curtailments could have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, economic congestion on the transmission grid (for instance, a positive price difference between the location where power is put on the grid by a clean power generation asset and the location where power is taken off the grid by the facility’s customer) in certain of the power markets in which we operate may occur and we may be deemed responsible for those congestion costs. If we were liable for such congestion costs, our financial results could be adversely affected.
We face competition from traditional and renewable energy companies.
The solar and wind energy industries, and the broader clean energy industry, are highly competitive and continually evolving, as market participants strive to distinguish themselves within their markets and compete with large incumbent utilities and new market entrants. We believe that our primary competitors are the traditional incumbent utilities that supply energy to our potential customers under highly regulated rate and tariff structures. We compete with these traditional utilities primarily based on price, predictability of price and the ease with which customers can switch to electricity generated by our solar and wind power plants. If we cannot offer compelling value to our customers based on these factors, then our business will not grow. Traditional utilities generally have substantially greater financial, technical, operational and other resources than we do, and as a result may be able to devote more resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Traditional utilities could also offer other value-added products or services that could help them to compete with us even if the cost of electricity they offer is higher than ours. In addition, the source of a majority of traditional utilities’ electricity is non-renewable, which may allow them to sell electricity more cheaply than electricity generated by our solar power plants, wind power plants, and other types of clean power generation assets we may acquire.
We also face competition in the energy efficiency evaluation and upgrades market and we expect to face competition in additional markets as we introduce new energy-related products and services. As the solar and wind industries grow and evolve, we will also face new competitors who are not currently in the market. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit our growth and will have a material adverse effect on our business and prospects.
There are a limited number of purchasers of utility-scale quantities of electricity, which exposes us and our power plants to additional risk.
Since the transmission and distribution of electricity is either monopolized or highly concentrated in most jurisdictions, there are a limited number of possible purchasers for utility-scale quantities of electricity in a given geographic location, including transmission grid operators, state and investor-owned power companies, public utility districts and cooperatives. As a result, there is a concentrated pool of potential buyers for electricity generated by our power plants, which may restrict our ability to negotiate favorable terms under new PPAs and could impact our ability to find new customers for the electricity generated by our power plants should this become necessary. Additionally the PPAs in India, Thailand and China are in the standard form prescribed by the utilities, and accordingly we have limited or no ability to negotiate the terms of such PPAs. Furthermore, if the financial condition of these utilities and/or power purchasers deteriorated, climate change programs or other regulations to which they are currently subject and that compel them to source renewable energy supplies change, demand for electricity produced by our utility-scale facilities could be negatively impacted.
In addition, provisions in our power sale arrangements may provide for the curtailment of delivery of electricity for various operational reasons at no cost to the power purchaser, including preventing damage to transmission systems and for system emergencies, force majeure, safety, reliability, maintenance and other operational reasons. Such curtailment would reduce revenues earned by us at no cost to the purchaser including, in addition to certain of the general types noted above, events in which energy purchases would result in costs greater than those which the purchaser would incur if it did not make such purchases but instead generated an equivalent amount of energy (provided that such curtailment is due to operational reasons and does not occur solely as a consequence of purchaser’s filed avoided energy cost being lower than the agreement rates or purchasing less expensive energy from another facility). If we cannot enter into power sale arrangements on terms favorable to us, or at all, or if the purchaser under our power sale arrangements were to exercise its curtailment or other rights to reduce purchases or payments under such arrangements, our revenues and our decisions regarding development of additional power plants may be adversely affected. The risks discussed above under “The SunEdison Bankruptcy may adversely affect our relationships with current or potential counterparties” may be increased by our dependence on a limited number of purchasers.
A significant deterioration in the financial performance of our commercial, industrial or government offtake counterparties could materially adversely affect our business.
The financial performance of our power plants depends in part upon the continued viability and financial stability of offtake counterparties in the utility, commercial, industrial and governmental sectors. If our utility, commercial, industrial or governmental offtake counterparties are materially and adversely affected by an economic downturn, increase in inflation or other factors, one or more of our largest customers could encounter financial difficulty, and possibly, bankruptcy. If one or more of our largest customers were to encounter financial difficulty or declare bankruptcy, they may reduce their PPA payments to us or stop them altogether.
We are exposed to foreign currency exchange risks because our power plants are located in foreign countries.
We generate a portion of our revenues and incur a portion of our expenses in currencies other than U.S. dollars. Changes in economic or political conditions in any of the countries in which we operate could result in exchange rate movement, new currency or exchange controls or other restrictions being imposed on our operations or expropriation. As our financial results are reported in U.S. dollars, if we generate revenue or earnings in other currencies, the translation of those results into U.S. dollars can result in a significant increase or decrease in the amount of those revenues or earnings. To the extent that we are unable to match revenues received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in any such currency could have an adverse effect on our profitability. Our debt service requirements are primarily in U.S. dollars even though a percentage of our cash flow is generated in other foreign currencies and therefore significant changes in the value of such foreign currencies relative to the U.S. dollar could have a material adverse effect on our financial condition and our ability to meet interest and principal payments on debts denominated in U.S. dollars. In addition to currency translation risks, we incur currency transaction risks whenever we or one of our facilities enter into a purchase or sales transaction using a currency other than the local currency of the transacting entity.
Given the volatility of exchange rates, we cannot assure you that we will be able to effectively manage our currency transaction and/or translation risks. It is possible that volatility in currency exchange rates will have a material adverse effect on our financial condition or results of operations. We expect to experience economic losses and gains and negative and positive impacts on earnings as a result of foreign currency exchange rate fluctuations, particularly as a result of changes in the value of the Canadian dollar, the British pound and other currencies.
Additionally, although a portion of our revenues and expenses are denominated in foreign currency, we will pay dividends to holders of our Class A common stock in U.S. dollars. The amount of U.S. dollar denominated dividends paid to our holders of our Class A common stock will therefore be exposed to currency exchange rate risk. Although we intend to enter into hedging arrangements to help mitigate some of this exchange rate risk, these arrangements may not be sufficient. Changes in the foreign exchange rates could have a material adverse effect on our results of operations and may adversely affect the amount of cash dividends paid by us to holders of our Class A common stock.
While we currently own only solar and wind power plants (and associated interconnecting transmission facilities), in the future we may decide to further expand our acquisition strategy to include other types of energy or transmission projects. To the extent that we expand our operations to include new business segments, our business operations may suffer from a lack of experience, which may materially and adversely affect our business, financial condition, results of operations and cash flows.
We have limited experience in energy generation operations. As a result of this lack of experience,    we may be prone to errors if we expand our power plants beyond solar and wind energy. With no direct training or experience in these areas, our management may not be fully aware of the many specific requirements related to working in industries beyond solar and wind energy generation. Additionally, we may be exposed to increased operating costs, unforeseen liabilities or risks, and regulatory and environmental concerns associated with entering new sectors of the renewable energy industry, which could have an adverse impact on our business as well as place us at a competitive disadvantage relative to more established non-solar and non-wind energy market participants. Our operations, earnings and ultimate financial success could suffer irreparable harm due to our management’s lack of experience in these industries.
Operation of power plants involves significant risks and hazards that could have a material adverse effect on our business, financial condition, results of operations and cash flows. We may not have adequate insurance to cover these risks and hazards.
The ongoing operation of our facilities involves risks that include the breakdown or failure of equipment or processes or performance below expected levels of output or efficiency due to wear and tear, latent defect, design error or operator error or force majeure events, among other things. Operation of our facilities also involves risks that we will be unable to transport our product to our customers in an efficient manner due to a lack of transmission capacity. Unplanned outages of generating units, including extensions of scheduled outages, occur from time to time and are an inherent risk of our business. Unplanned outages typically increase our operation and maintenance expenses and may reduce our revenues as a result of generating and selling less power or require us to incur significant costs as a result of obtaining replacement power from third parties in the open market to satisfy our forward power sales obligations.
Our inability to efficiently operate our power plants, manage capital expenditures and costs and generate earnings and cash flow from our asset-based businesses could have a material adverse effect on our business, financial condition, results of operations and cash flows. While we maintain insurance, obtain warranties from vendors and obligate contractors to meet certain performance levels, the proceeds of such insurance, warranties or performance guarantees may not cover our lost revenues, increased expenses or liquidated damages payments should we experience equipment breakdown or non-performance by contractors or vendors.
Power generation involves hazardous activities, including delivering electricity to transmission and distribution systems. In addition to natural risks such as earthquake, flood, lightning, hurricane, and wind, other hazards, such as fire, structural collapse and machinery failure are inherent risks in our operations. These and other hazards can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment and contamination of, or damage to, the environment and suspension of operations. The occurrence of any one of these events may result in our being named as a defendant in lawsuits asserting claims for substantial damages, including for environmental cleanup costs, personal injury and property damage and fines and/or penalties. Brazil, for example, has established joint and strict liability for environmental and other damages related to the operation of electric power plants, while controlling case law often also establishes economic group liability. Any damages related to these occurrences could negatively impact our reputation. We maintain an amount of insurance protection that we consider adequate but we cannot provide any assurance that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject. Furthermore, our insurance coverage is subject to deductibles, caps, exclusions and other limitations. A loss for which we are not fully insured could have a material adverse effect on our business, financial condition, results of operations or cash flows. Further, due to rising insurance costs and changes in the insurance markets, we cannot provide any assurance that our insurance coverage will continue to be available at all or at rates or on terms similar to those presently available. Any losses not covered by insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our business is subject to substantial governmental regulation and may be adversely affected by changes in laws or regulations, as well as liability under, or any future inability to comply with, existing or future regulations or other legal requirements.
Our business is subject to extensive national, provincial, state and local laws and regulations in the countries in which we operate. Compliance with the requirements under these various regulatory regimes may cause us to incur significant costs, and failure to comply with such requirements could result in the shutdown of the non-complying facility or, the imposition of liens, fines and/or civil or criminal liability.
Substantially all of our assets are also subject to the rules and regulations applicable to power generators generally. If we fail to comply with these mandatory reliability standards, we could be subject to sanctions, including substantial monetary penalties, increased compliance obligations and disconnection from the grid.
Laws, governmental regulations and policies supporting renewable energy, and specifically solar and wind energy, could change at any time, including as a result of new political leadership, and such changes may materially adversely affect our business and our growth strategy.
Renewable energy generation assets currently benefit from, or are affected by, various national, state and local governmental incentives and regulatory policies. If any of the laws or governmental regulations or policies that support renewable energy change, or if we are subject to new and burdensome laws or regulations, such changes may have a material adverse effect on our business, financial condition, results of operations and cash flows.
We have a limited operating history and as a result we may not operate on a profitable basis.
We have a relatively new portfolio of assets, including several power plants that have only recently commenced operations or that we expect will commence operations in the near future, and a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of operation, particularly in a rapidly evolving industry such as ours. We cannot assure you that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Maintenance, expansion and refurbishment of power plants involve significant risks that could result in unplanned power outages or reduced output.
Our facilities may require periodic upgrading and improvement. Any unexpected operational or mechanical failure, including failure associated with breakdowns and forced outages, and any decreased operational or management performance, could reduce our power plants’ generating capacity below expected levels, reducing our revenues and jeopardizing our ability to pay dividends to holders of our Class A common stock at forecasted levels or at all. Incomplete performance by SunEdison or other providers under O&M agreements may increase the risks of operational or mechanical failure of our facilities. Degradation of the performance of our power plants below levels provided for in the related PPAs may also reduce our revenues. Unanticipated capital expenditures associated with maintaining, upgrading or repairing our power plants may also reduce profitability.
We may also choose to refurbish or upgrade our power plants based on our assessment that such activity will provide adequate financial returns and key assumptions underpinning a decision to make such an investment may prove incorrect, including assumptions regarding construction costs, timing, available financing and future power prices. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Moreover, spare parts for wind turbines and solar facilities and key pieces of equipment may be difficult to acquire or be unavailable to us. Sources of some significant spare parts and other equipment are located outside the jurisdictions in which we operate. In addition, with respect to wind power plants, from time to time we may use less well-known turbine suppliers, or may purchase wind turbines and spare parts with less established track records. If we were to experience a shortage of or inability to acquire critical spare parts we could incur significant delays in returning facilities to full operation, which could negatively impact our business financial condition, results of operations and cash flows.
Developers of power plants depend on a limited number of suppliers of solar panels, inverters, module turbines, towers and other system components and turbines and other equipment associated with wind power plants. Any shortage, delay or component price change from these suppliers could result in construction or installation delays, which could affect the number of power plants we are able to acquire in the future.
There have been periods of industry-wide shortage of key components, including solar panels and wind turbines, in times of rapid industry growth. The manufacturing infrastructure for some of these components has a long lead time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components.
India recently considered an anti-dumping duty on solar cells and panels imported from China, Taiwan, Malaysia and the United States. However, there are currently no anti-dumping duties levied on such imported solar cells and panels. Moreover, we are not aware of any additional threatened tariffs and/or duties by governments on solar cells or other components and materials used in the development of solar power plants in the countries in which we operate or may operate in the future. However, such tariffs or duties could be imposed in the relevant jurisdictions in the future. The imposition of such tariffs or duties could hinder or reduce future development of solar power plants in the affected market and limit the number of solar power plants we are able to acquire in such markets.
A shortage of key commodity materials could also lead to a reduction in the number of power plants that we may have the opportunity to acquire in the future, or delay or increase the costs of acquisitions.
The risks discussed above under “The SunEdison Bankruptcy may adversely affect our relationships with current or potential counterparties” may be increased by our dependence on a limited number of suppliers.
We may incur unexpected expenses if the suppliers of components in our power plants default in their warranty obligations.
The solar panels, inverters, modules and other system components utilized in our solar power plants are generally covered by manufacturers’ warranties, which typically range from 5 to 20 years. When purchasing wind turbines, the purchaser will enter into warranty agreements with the manufacturer which typically expire within two to five years after the turbine delivery date. In the event any such components fail to operate as required, we may be able to make a claim against the applicable warranty to cover all or a portion of the expense associated with the faulty component. However, these suppliers could cease operations and no longer honor the warranties, which would leave us to cover the expense associated with the faulty component. Our business, financial condition, results of operations and cash flows could be materially adversely affected if we cannot make claims under warranties covering our power plants.
We are subject to environmental, health and safety laws and regulations and related compliance expenditures and liabilities.
Our assets are subject to numerous and significant national, provincial, state, and local laws, and other requirements governing or relating to the environment. Our facilities could experience incidents, malfunctions and other unplanned events, such as spills of hazardous materials that may result in personal injury, penalties and property damage. In addition, certain environmental laws may result in liability, regardless of fault, concerning contamination at a range of properties, including properties currently or formerly owned, leased or operated by us and properties where we disposed of, or arranged for disposal of, waste and other hazardous materials. As such, the operation of our facilities carries an inherent risk of environmental liabilities, and may result in our involvement from time to time in administrative and judicial proceedings relating to such matters. While we have implemented environmental management programs designed to continually improve environmental, health and safety performance, we cannot assure you that such liabilities including significant required capital expenditures, as well as the costs for complying with environmental laws and regulations, will not have a material adverse effect on our business, financial condition, results of operations and cash flows.
Harming of protected species can result in curtailment of wind power plant operations.
The operation of wind power plants can adversely affect endangered, threatened or otherwise protected animal species. Wind power plants, in particular, involve a risk that protected species will be harmed, as the turbine blades travel at a high rate of speed and may strike flying animals (such as birds or bats) that happen to travel into the path of spinning blades.
Our wind power plants are known to strike and kill flying animals, and occasionally strike and kill endangered or protected species. As a result, we will attempt to observe all industry guidelines and governmentally recommended best practices to avoid harm to protected species, such as avoiding structures with perches, avoiding guy wires that may kill birds or bats in flight, or avoiding lighting that may attract protected species at night. In addition, we will attempt to reduce the attractiveness of a site to predatory birds by site maintenance (e.g., mowing, removal of animal and bird carcasses, etc.). Where possible, we will obtain permits for incidental take of protected species.
Taking of protected species, even if unanticipated or if the species was not known to be present in the area prior to development of the plant, can result in enforcement actions and requirements to implement mitigation strategies, which may include habitat preservation efforts or curtailment of operations.
Risks that are beyond our control, including but not limited to acts of terrorism or related acts of war, natural disasters, hostile cyber intrusions, outbreak of infectious diseases, theft or other catastrophic events, could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our power plants, or those that we otherwise acquire in the future, may be targets of terrorist activities that could cause environmental repercussions and/or result in full or partial disruption of the facilities’ ability to generate electricity. Hostile cyber intrusions, including those targeting information systems as well as electronic control systems used at the facilities and for the related distribution systems, could severely disrupt business operations and result in loss of service to customers, as well as create significant expense to repair security breaches or system damage. Additionally, jurisdictions in which we operate have experienced political instability. Such events may negatively impact favorable regulatory frameworks and governmental incentives that currently support our power plants. If additional events such as these occur in the future, our results of operations may be negatively impacted.
Furthermore, certain of our power plants are located in active earthquake zones. The occurrence of a natural disaster, such as an earthquake, hurricane, lightning, flood or localized extended outages of critical utilities or transportation systems, or any critical resource shortages, affecting us could cause a significant interruption in our business, damage or destroy our facilities or those of our suppliers or the manufacturing equipment or inventory of our suppliers.
Additionally, certain of our power plants and equipment are at risk for theft and damage. For example, we are at risk for copper wire theft, especially at our solar power plants, due to an increased demand for copper. Theft of copper wire or solar panels can cause significant disruption to our operations for a period of months and can lead to operating losses at those locations. Damage to wind turbine equipment may also occur, either through natural events such as lightning strikes that damage blades or in-ground electrical systems used to collect electricity from turbines, or through vandalism, such as gunshots into towers or other generating equipment. Such damage can cause disruption of operations for unspecified periods which may lead to operating losses at those locations.
Any such acts, environmental repercussions or disruptions, outbreaks of infectious diseases resulting in quarantine or travel restrictions, natural disasters or theft incidents could result in a significant decrease in revenues or significant reconstruction, remediation or replacement costs, beyond what could be recovered through insurance policies, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Risks Related to our International Operations
We operate in emerging markets and may expand our operations into countries where we currently have no presence, which subjects us to economic, social and political risks and uncertainties.
Our portfolio consists of power plants located in China, Brazil, India, South Africa, Malaysia and Thailand, and we have a pending acquisition in South Africa. We may expand and diversify our existing portfolio by acquiring additional utility-scale and distributed clean generation assets located in other emerging markets in Asia (except Japan), Africa and Latin America, and in similar geographies in the Middle East. Our operations in emerging markets involve a number of risks that are more prevalent than in developed markets. As a result, our activities are and will be subject to significant political and economic uncertainties that may adversely affect our operating financial performance. These uncertainties include, but are not limited to:

•	the risk of a change in renewable power pricing policies, possibly with retroactive effect;

•	political, social and economic instability, including wars, acts of terrorism, political unrest, boycotts, sanctions and other business restrictions;

•	measures restricting the ability of our facilities to access the grid to deliver electricity at certain times or at all;

•	the macroeconomic climate, including high rates of inflation, and levels of energy consumption in the countries where we have operations;

•	the comparative cost of other sources of energy;

•	changes in taxation policies and/or the regulatory environment in the countries in which we have operations, including reductions to renewable power incentive programs;

•	the imposition of currency controls and restrictions on repatriation of earnings and cash;

•	foreign exchange rate fluctuations;

•	high rates of inflation;

•	protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements;

•	changes to land use regulations and permitting requirements;

•	longer sales and payment cycles and great difficulty collecting accounts receivable;

•	inability to obtain adequate financing on attractive terms and conditions;

•
risk of nationalization or other expropriation of private enterprises and land, including creeping regulation that reduces the value of our facilities or governmental incentives associated with renewable energy;

•	difficulty in timely identifying, attracting and retaining qualified technical and other personnel;

•	difficulty competing against competitors who may have greater financial resources and/or a more effective or established localized business presence;

•	international business practices that may conflict with other customs or legal requirements to which we are subject, including anti-bribery and anti-corruption laws;

•	downgrading of the sovereign debt ratings of the countries in which we operate by an international rating agency;

•	difficulties with, and extra-normal costs of, recruiting and retaining local individuals skilled in international business operations;

•	difficulty in developing any necessary partnerships with local businesses on commercially acceptable terms; and

•
being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so.

For example, Thailand was assessed as a high political risk by AON Political Risk, a risk management, insurance and consulting firm. In May 2014, Thailand experienced a coup d’état, following which martial law was enforced for nearly a year. A succession crisis could cause increased instability and unrest, and the government could repeal certain incentives each power plant receives under Board of Investment promotion.
In Brazil, the economy has historically been characterized by unstable economic cycles, and the Brazilian government has exercised and continues to exercise substantial influence over many aspects of the economy. The Brazilian government has often changed monetary, taxation, credit, tariff and other policies to attempt to influence the course of the national economy. For example, the Brazilian government’s actions to control inflation and other policies and regulations have often involved, among other measures, high interest rates, wage and price controls, currency devaluations, capital controls and limits on imports. Brazil’s economic growth rate has declined in recent years and Brazil experienced a recession in 2015 together with increased inflation, and the recession has continued in 2016. The weakening economic and political climate in Brazil has adversely affected consumer confidence and spending and the overall economic conditions in the country. Furthermore, there is currently an ongoing, high profile political corruption scandal in Brazil which has resulted in criminal charges being filed against various prominent business and political figures in Brazil. In addition, impeachment proceedings have been instituted against the president of Brazil on the grounds that the government has violated fiscal laws by using funds from state banks to cover budged shortfalls. On May 12, 2016, the president of Brazil was suspended for up to 180 days after the Brazilian Senate voted to begin an impeachment trial against her. The vice-president of Brazil took office on the same day with a new staff and is being pressured by public opinion to carry out structural reforms. The timing of any economic improvement in Brazil is uncertain and there can be no assurance that the economic or political conditions will not deteriorate further in the near term.
    These uncertainties, many of which are beyond our control, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Additionally, doing business in new international markets will require us to be able to respond to rapid changes in the particular market, legal, social and political conditions in these countries. We may not be able to timely develop and implement policies and strategies that will be effective in each international jurisdiction where we may decide to conduct business, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Land title in India can be uncertain and there is no assurance of clean title.
There is no central title registry for real property in India. Property records in India are generally maintained at the state and district level and are updated manually through physical records of all land-related documents and may not be available online for inspection or updated in a timely manner. This could result in property records investigations taking a significant amount of time or being inaccurate in certain respects, which may impact the ability to rely on them. Land records are often handwritten, in local languages and not legible, which makes it difficult to determine the content. In addition, land records are often in poor condition and are at times untraceable, which materially impedes the title investigation process. Further, improperly executed, unregistered or insufficiently stamped conveyance instruments in a property’s chain of title, unregistered encumbrances in favor of third parties, rights of adverse possessors, ownership claims of family members of prior owners or third parties, or other defects that a purchaser may not be aware of, can affect the title to a property. As a result, potential disputes or claims regarding title to the land on which power plants are developed or used for operations, or will be constructed in the future, may arise.
Risks associated with any changes in the current sector regulatory framework and to the conditions applicable to the authorization to explore and wind energy generation projects.
The Brazilian federal government has been implementing policies that have a comprehensive impact on the Brazilian energy sector and, in particular, the electricity sector. As part of the restructuring of the industry, Law No. 10,848/2004, known as the New Industry Model Law, introduced a new regulatory framework for the Brazilian electricity industry. This regulatory structure has undergone several changes over the past years, and may be subject to further changes depending on the increase or decrease of energy prices and the political situation in Brazil.
Authorizations for the exploration of wind power stations by our project companies are granted by the federal government. However, such authorizations are temporary and may be revoked at any time by the competent authority on the grounds of public interest and upon prior law providing authorization; and the corresponding compensation may be lower than the investments made.
Non-compliance with any regulatory provision in connection with the exploration of the wind power stations may subject the relevant project companies and/or subsidiaries to penalties by ANEEL, which may range from a warning to a penalty corresponding to a percentage of annual revenues or even revocation of the authorization granted by such agency.
Certain of our PPAs contain joint and several liability between holding companies and operational companies.
In Brazil, certain of our PPAs in the government regulated market have offtake counterparties that are special purpose entities under the control of the legal entities that participate in the government auctions. If such a special purpose entity fails to deliver the commitments under the government auction rules, the controlling entity that participated in the auction is jointly and severally liable for all obligations and liabilities arising from the government auction and the applicable PPA. Therefore, liability is not isolated to a specific power plant simply by operating the power plants under a separate legal entity. Significant potential liabilities could arise from: (i) the delay in any of the milestones for the implementation of the power plants; (ii) subject to certain related obligations, the delay in recovering the value or delivery of the performance bond; and (iii) the failure to satisfy all the qualification requirements under the applicable government auction rules and the applicable PPA. The failure to comply with government auction milestones may also trigger enforcement of bonds (participation and performance), payment of fines and suspension from participating in any public auction for up to two years. There is no limit on the amount and kind of losses and damages covered under the government auction rules and the applicable PPA. Therefore, damages could potentially include the loss of profits and consequential damages.
Changing laws, rules and regulations and legal uncertainties in India may adversely affect our business and operations.
The business and operations of our power plants located in India are governed by various laws and regulations, such as the Electricity Act, 2003, National Electricity Policy, 2005 and National Tariff Policy, 2006, corporate, environmental and labor laws and other legislation enacted by the Indian government and the relevant state governments in India. The business and financial performance of our Indian operations could be adversely affected by any change in laws or interpretations of existing, or the promulgation of new laws, rules and regulations applicable to our Indian operations. For example, the Indian government recently adopted a new company law framework, which, among other things, imposed significant and new corporate governance requirements, accounting policies and audit matters and certain spending requirements for corporate social responsibility activities in the event a company’s net worth or turnover meets the prescribed thresholds. The Indian government also recently adopted new legislation to facilitate the acquisition of land in India, which may affect our Indian subsidiaries, including provisions stipulating restrictions on acquisition of certain types of agricultural land and compensation, rehabilitation and resettlement of affected people residing on such acquired land. There can be no assurance that the Indian government or any state government in India will not implement new regulations and policies which will require our Indian subsidiaries to obtain additional approvals and licenses or impose onerous requirements and conditions on their operations. Any such changes and the related uncertainties with respect to the implementation of regulations may have a material adverse effect on our Indian power plants and our business, financial condition and results of operations.
We do not own, and may not own, a controlling equity interest in some of the power plants in our portfolio and power plants that we acquire. As a result, our ability to control management decisions and other significant matters at these power plants may be limited and our interests in such power plants may be subject to transfer or other related restrictions.
We do not own a controlling equity interest in our power plants located in Malaysia or Thailand, and certain power plants located in India, and we may not own a controlling equity interest in power plants in these and other countries, due to PPA restrictions or local law ownership requirements. In the future, we are likely to acquire additional power plants in which we own less than a majority of the related equity interests in such power plants. With respect to our Malaysian power plants, provisions of the charter documents provide us with the right to appoint all or a majority of the board of directors, as the case may be, which in turn directs management in the operation of the relevant project companies. In future investments where we do not own a controlling interest, we will seek to exert a degree of influence with respect to the management and operation of assets in which we own less than a majority of the interests by negotiating to obtain positions on management committees or to receive certain limited governance rights. However, we may not always succeed in such negotiations, and we may be dependent on our co-venturers to operate such assets. Our co-venturers may not have the level of experience, technical expertise, human resources management and other attributes necessary to operate these assets optimally. In addition, conflicts of interest may arise in the future between us and our stockholders, on the one hand, and our co-venturers, on the other hand. Further, disagreements or disputes between us and our co-venturers could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.
The approval of co-venturers also may be required for us to receive distributions of funds from assets or to sell, pledge, transfer, assign or otherwise convey our interest in such assets, or for us to acquire SunEdison’s interests in such co-ventures as an initial matter. Alternatively, our co-venturers may have rights of first refusal or rights of first offer in the event of a proposed sale or transfer of our interests in such assets. These restrictions may limit the price or interest level for our interests in such assets, in the event we want to sell such interests.
Our failure to comply with South Africa’s renewable energy program could have a material adverse effect on South African power plants.
South Africa’s renewable energy program requires all renewable energy power plants to satisfy a number of social and economic development requirements that are complex and expensive to implement. Any failure to comply with these social and economic development requirements can result in reduced tariff payments under the applicable PPA or the ultimate termination of the PPA. In general, these requirements relate to the attainment of black economic empowerment, economic development, economic and socio-economic development objectives. In addition, South Africa’s renewable energy program’s economic development requirements fit within the broader framework of the South African government’s empowerment program currently being implemented through the Broad-Based Black Economic Empowerment Act, or “BEE.” This law recognizes two distinct mechanisms for the achievement of BEE objectives-compliance with codes of good practice, which have already been issued, and compliance with industry-specific transformation charters. One component of BEE is achieving a certain percentage of shareholdings by black South Africans in South African businesses. Other components include procuring goods and services from black-owned businesses or from businesses that have earned good BEE scores, making contributions to charitable organizations and to small and medium sized majority black-owned businesses and achieving certain levels of black South African employment. Compliance with the codes and applicable charters are not enforced through civil or criminal sanction, but compliance will have an effect on our ability to secure contracts in the public and private sectors. If we acquire additional power plants located in South Africa, but are unable to comply with the requirements of the renewable energy program or achieve applicable BEE objectives, it could have a material adverse effect on our business, financial condition, results of operations, cash flows and CAFD.
Labor disputes and the labor laws could have a material adverse effect on the operation and financial performance of South African power plants.
Although there is a history of positive and constructive engagement with labor unions in South Africa in recent years, there have been periods during which the various stakeholders are unable to agree on dispute resolution processes resulting in significant labor disputes and disruptive labor activities. Although we expect to contract with third-parties for the operation and maintenance of our South African power plants and not hire local employees for such facilities, any such power plants will nonetheless be at risk of its operations being disrupted for indefinite periods due to labor strikes and other labor disputes related to the parties from whom we contract operating and maintenance services. Significant labor disruptions may have a material adverse effect on the operations and financial results and condition of our South African power plants.
The operating results of our power plants in China may be adversely affected by changes in governmental policies that currently subsidize renewable energy.
The Chinese government has enacted a series of financial incentives designed to promote the development of solar and wind facilities. Most importantly, the feed-in tariff program currently provides that solar power plants are eligible to receive increased tariffs in an amount in excess of the benchmark tariff received by local desulfurized coal-fired generating units. The amount of the tariff to be paid to the power plant is established by the government based on a number of factors that are designed to make the power plant economically viable. The operating results of a power plant would be adversely affected in the event the government reduced the tariff payable to one or more of our power plants. There can be no assurance that the Chinese government will not elect to reduce or eliminate the ongoing tariff payments to our power plants in China.
Pursuant to the Chinese government’s Renewable Energy Law, all electrical power generated from clean and renewable energy sources is required to be purchased by the grid company provided that on-grid technical standards have been complied with and required approvals have been obtained. Nevertheless, solar and wind power plants have periodically experienced periods of curtailment by the grid company due to a lack of infrastructure and transmission capacity. Curtailment results in reduced tariff payments to the power plant as the facility is only entitled to receive payment for energy delivered to the grid companies. Our power plants in China have experienced and may continue to experience periodic reductions in revenue due to curtailments attributable to limitations on the electricity grids served by these power plants.
Chinese solar and wind power plants typically enter into a “framework” PPA with a power grid company with an initial term typically ranging from three to five years. These framework PPAs do not necessarily specify any volume or price obligations on the part of the offtake counterparty purchaser. The solar and wind facilities and the power grid company will further enter into short-term agreements under the framework PPA, which are subject to automatic annual renewals. The terms of these annual supplemental agreements are subject to change to the extent the government changes its tariff rate. As a result, our power plants in China will likely not have any long-term contractual protection on the price at which they may sell the power they generate or on the amount of power they may sell to the grid company. Although China has indicated an intention to keep the subsidized tariff rates in effect for the foreseeable future, it is under no obligation to do so and therefore the profitability of solar and wind facilities in China is subject to change with little or no advance notice.
Changes in foreign withholding taxes could adversely affect our results of operations.
Distributions of earnings and other payments, including interest, to us from our power plants may be subject to withholding taxes imposed by the jurisdiction in which the project companies are formed or operating.
Any such withholding taxes will reduce the amount of after-tax cash we can receive. In addition, we are subject to risks that foreign countries may restrict distributions from the project companies or impose additional withholding taxes or otherwise tax our foreign income. If distributions are restricted, those withholding taxes are increased or additional foreign taxes are imposed, the amount of after-tax cash we receive will be further reduced. For additional discussion of risks related to taxation, see “-Risks related to taxation-United States and foreign tax provisions and policies could change at any time, and such changes may result in a material increase in our estimated future income tax liability.”
Under renewable energy programs in certain of the countries in which we operate, renewable energy producers are required to contract with a single offtake counterparty resulting in concentrated counterparty risk.
Under South Africa’s renewable energy program, for example, the only offtake counterparty of electricity produced by renewable energy producers is Eskom, which is the country’s largest state-owned power utility that currently generates approximately 95% of South Africa’s electricity. As a result, material counterparty credit risk resides in a single public utility and not multiple local utilities. Eskom’s credit ratings have declined in recent years, and we can provide no assurances that its credit profile will not continue to deteriorate. Under its renewable energy program, the South African government guarantees the payment of Eskom’s obligations under its PPAs with renewable energy producers in defined circumstances, and in 2014 the National Treasury of South Africa announced a support package for Eskom approved by the Cabinet of South Africa. We can provide no assurance that the South African government will be able to honor its guarantee of Eskom’s obligations or that the support package approved by the National Treasury of South Africa will be sufficient in assisting Eskom in fulfilling its obligation under our PPAs. For more information, see “Business-Government Incentives-South Africa.” If Eskom were to default on its performance of obligations under the applicable PPA for our South African power plants, and the South African government did not fulfill its guarantee, it may have a material adverse effect on the operations, financial results and condition of our South African power plants.
Our international operations require us to comply with anti-corruption laws and regulations of the United States government and various non-U.S. jurisdictions.
We operate on a global basis with power plants, offices or activities on five continents. Doing business in multiple countries requires us and our subsidiaries to comply with the laws and regulations of the United States government and various non-U.S. jurisdictions. Our failure to comply with these rules and regulations may expose us to liabilities. These laws and regulations may apply to us, our subsidiaries, individual directors, officers, employees and agents, and those of SunEdison, and may restrict our operations, trade practices, investment decisions and partnering activities. In particular, our non-U.S. operations are subject to United States and foreign anti-corruption laws and regulations, such as the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). The FCPA prohibits United States companies and their officers, directors, employees and agents acting on their behalf from corruptly offering, promising, authorizing or providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately and fairly reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. As part of our business, we deal with state-owned business enterprises, the employees and representatives of which may be considered foreign officials for purposes of the FCPA. Additionally, as we grow our business through acquisitions, we may expose ourselves to FCPA or similar violations if our due diligence processes are unable to uncover or detect existing violations of applicable anti-corruption laws. As a result, business dealings between our or SunEdison’s employees and any such foreign official could expose the Company to the risk of violating anti-corruption laws even if such business practices may be customary or are not otherwise prohibited between the Company and a private third party. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. We have established policies and procedures designed to assist us and our personnel in complying with applicable United States and non-U.S. laws and regulations; however, we cannot assure you that these policies and procedures will completely eliminate the risk of a violation of these legal requirements, and any such violation (inadvertent or otherwise) could have a material adverse effect on our business, financial condition and results of operations.
Changes in local policies regarding high interest rates may affect the results of our operations.
Our power plants are located in countries, such as Brazil, that have traditionally adopted a monetary policy that maintains high interest rates in order to offset inflation. These monetary policies can inhibit economic growth and reduce industrial power consumption. As a result, future investments in power generation may be limited due to lower market prices for electricity than currently expected.
Under Brazilian law, we are strictly liable for any damages resulting from inadequate supply of electricity to the grid, and our contracted insurance policies may not fully cover such damages.
Under Brazilian law, we are strictly liable for direct and indirect damages resulting from the operation of power generation plants, such as abrupt interruptions or disturbances arising from the generation, distribution or transmission systems. Accordingly, we may be held liable for such damages even if we were not at fault. As a result of the inherent uncertainty involved in these matters, we do not maintain any provisions in relation to potential damage, and these interruptions or disturbances may not be covered by our insurance policies or may exceed the coverage limits of such policies. Accordingly, if we are found liable of damages in a material amount, our financial condition and results of operations would be materially adversely affected to a greater degree than those claims where we have recorded reserve provisions.
In the future, we may acquire certain assets in which we have limited control over management decisions and our interests in such assets may be subject to transfer or other related restrictions.
We have acquired, and may seek to acquire, assets in the future in which we own less than a majority of the related interests in the assets. In these investments, we will seek to exert a degree of influence with respect to the management and operation of assets in which we own less than a majority of the interests by negotiating to obtain positions on management committees or to receive certain limited governance rights, such as rights to veto significant actions. However, we may not always succeed in such negotiations, and we may be dependent on our co-venturers to operate such assets. Our co-venturers may not have the level of experience, technical expertise, human resources management and other attributes necessary to operate these assets optimally. In addition, conflicts of interest may arise in the future between us and our stockholders, on the one hand, and our co-venturers, on the other hand, where our co-venturers’ business interests are inconsistent with our interests and those of our stockholders. Further, disagreements or disputes between us and our co-venturers could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.
The approval of co-venturers also may be required for us to receive distributions of funds from assets or to sell, pledge, transfer, assign or otherwise convey our interest in such assets, or for us to acquire SunEdison’s interests in such co-ventures as an initial matter. Alternatively, our co-venturers may have rights of first refusal or rights of first offer in the event of a proposed sale or transfer of our interests in such assets. These restrictions may limit the price or interest level for our interests in such assets, in the event we want to sell such interests.
Negative public or community response to renewable energy facilities could adversely affect construction of our facilities.
Negative public or community response to solar, wind and other renewable energy facilities, could adversely affect our ability to acquire and operate our facilities. Our experience is that such opposition subsides over time after renewable energy facilities are completed and are operating, but there are cases where opposition, disputes and even litigation continue into the operating period and could lead to curtailment of a facility or other facility modifications.
The seasonality of our operations may affect our liquidity.
We will need to maintain sufficient financial liquidity to absorb the impact of seasonal variations in energy production or other significant events. Our principal sources of liquidity are cash generated from our operating activities, the cash retained by us for working capital purposes out of the gross proceeds of financing activities as well as our borrowing capacity under our Revolver, subject to the conditions required to draw under our Revolver. Our quarterly results of operations may fluctuate significantly for various reasons, mostly related to economic incentives and weather patterns.
For instance, the amount of electricity and revenues generated by our solar power plants is dependent in part on the amount of sunlight, or irradiation, where the assets are located. Due to shorter daylight hours in winter months which results in less irradiation, the generation produced by these facilities will vary depending on the season. The electricity produced and revenues generated by a wind power plant depend heavily on wind conditions, which are variable and difficult to predict. Operating results for wind power plants vary significantly from period to period depending on the wind conditions during the periods in question. Additionally, to the extent more of our power plants are located in the northern or southern hemisphere, overall generation of our entire asset portfolio could be impacted by seasonality. Further, time-of-day pricing factors vary seasonally which contributes to variability of revenues. In addition, in India, Thailand and Malaysia, the operation of power plants may be impacted by the monsoon season, which generally lasts from May through September. As a result, we expect our portfolio of power plants to generate the lowest amount of electricity during the third quarter of each year. We therefore expect our revenue and cash available for distribution to be lower during the third quarter of each year.
If we fail to adequately manage the fluctuations in the timing of our power plants, our business, financial condition or results of operations could be materially affected. The seasonality of our energy production may create increased demands on our working capital reserves and borrowing capacity under our Revolver during periods where cash generated from operating activities are lower. In the event that our working capital reserves and borrowing capacity under our Revolver are insufficient to meet our financial requirements, or in the event that the restrictive covenants in our Revolver restrict our access to such facilities, we may require additional equity or debt financing to maintain our solvency. Additional equity or debt financing may not be available when required or available on commercially favorable terms or on terms that are otherwise satisfactory to us, in which event our financial condition may be materially adversely affected.
The production of wind energy depends heavily on suitable wind conditions. If wind conditions are unfavorable or below our estimates, our electricity production, and therefore our revenue, may be substantially below our expectations.
The electricity produced and revenues generated by a wind power plant depend heavily on wind conditions, which are variable and difficult to predict. Operating results for wind power plants vary significantly from period to period depending on the wind conditions during the periods in question. We have based our decisions about which sites to develop in part on the findings of long-term wind and other meteorological studies conducted in the proposed area, which measure the wind’s speed, prevailing direction and seasonal variations. Actual wind conditions at these sites, however, may not conform to the measured data in these studies and may be affected by variations in weather patterns, including any potential impact of climate change. Therefore, the electricity generated by our wind power plants may not meet our anticipated production levels or the rated capacity of the turbines located there, which could adversely affect our business, financial condition and results of operations. In some quarters the wind resources at our operating wind power plants, while within the range of our long-term estimates, have varied from the averages we expected. If the wind resources at a facility are below the average level we expect, our rate of return for the facility would be below our expectations and we would be adversely affected. Projections of wind resources also rely upon assumptions about turbine placement, interference between turbines and the effects of vegetation, land use and terrain, which involve uncertainty and require us to exercise considerable judgment. We or our consultants may make mistakes in conducting these wind and other meteorological studies. Any of these factors could cause our development sites to have less wind potential than we expected, or to cause us develop our sites in ways that do not optimize their potential, which could cause the return on our investment in these wind power plants to be lower than expected.
If our wind energy assessments turn out to be wrong, our business could suffer a number of material adverse consequences, including:

•	our energy production and sales may be significantly lower than we predict;

•	our hedging arrangements may be ineffective or more costly;

•	we may not produce sufficient energy to meet our commitments to sell electricity and, as a result, we may have to buy electricity on the open market to cover our obligations or pay damages; and

•
our wind power plants may not generate sufficient cash flow to make payments of principal and interest as they become due on the notes and our non-recourse debt, and we may have difficulty obtaining financing for future wind power plants.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete strategic acquisitions or affect combinations.
If we are deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) our business would be subject to applicable restrictions under the Investment Company Act, which could make it impractical for us to continue our business as contemplated.
We believe our company is not an investment company under Section 3(b)(1) of the Investment Company Act because we are primarily engaged in a non-investment company business, and we intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the Investment Company Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated.
Risks Inherent in an Investment in TerraForm Global, Inc.
We may not be able to pay comparable or growing cash dividends to holders of our Class A common stock in the future.
The amount of our cash available for distribution principally depends upon the amount of cash we generate from our operations, which will fluctuate from quarter to quarter based on, among other things:

•	the adverse consequences of the SunEdison Bankruptcy, including with respect to our ability to obtain corporate and project level services from SunEdison or to secure alternatives;

•	the timing of our ability to complete our Form 10-Q for the quarter ended March 31, 2016 and audited project level financial statements;

•
defaults in our project level financing agreements and the resulting impact on our power plants, litigation or other claims against us arising from the SunEdison Bankruptcy, and our relationships with key counterparties and the other risks described under “Risks Related to our Relationship with SunEdison and the SunEdison Bankruptcy,”

•	our ability to complete our pending acquisition and transfer the remaining projects from our IPO portfolio and the 425 MW India Projects within contemplated timetables, or at all;

•	our ability to integrate acquired assets and realize the anticipated benefits of these acquired assets;

•	counterparties’ to our offtake agreements willingness and ability to fulfill their obligations under such agreements;

•	price fluctuations and termination provisions related to our offtake agreements;

•	our ability to successfully identify, evaluate and consummate acquisitions;

•	government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs and environmental laws;

•
operating and financial restrictions placed on us and our subsidiaries related to agreements governing our indebtedness and other agreements of certain of our subsidiaries and project companies generally and in our Revolver;

•	our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

•	our ability to compete against traditional and renewable energy companies;

•	fluctuations in foreign exchange rates;

•
hazards customary to the power production industry and power generation operations such as unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, interconnection problems or other developments, environmental incidents, or electric transmission constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

•	restrictions contained in our debt agreements (including our project level financing, the indenture governing our Senior Notes and our Revolver);

•	our ability to expand into new business segments or new geographies; and

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our ability to operate our businesses efficiently, manage capital expenditures and costs tightly, manage litigation, manage risks related to international operations and generate earnings and cash flow from our asset-based businesses in relation to our debt and other obligations.

As a result of all these factors, we cannot guarantee that we will have sufficient cash generated from operations to pay a specific level of cash dividends to holders of our Class A common stock. Furthermore, holders of our Class A common stock should be aware that the amount of cash available for distribution depends primarily on our cash flow, and is not solely a function of profitability, which is affected by non-cash items. We may incur other expenses or liabilities during a period that could significantly reduce or eliminate our cash available for distribution and, in turn, impair our ability to pay dividends to holders of our Class A common stock during the period. We are a holding company, and our ability to pay dividends on our Class A common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us, including restrictions under the terms of the agreements governing project level financing. Our project level financing agreements generally prohibit distributions from the project companies prior to COD and, in certain cases, for a period after COD, and thereafter prohibit distributions to us unless certain specific conditions are met, including the satisfaction of financial ratios, and, in the case of our Indian power plants, the consent of the lender is obtained. Our Revolver and the indenture governing the Senior Notes also restrict our ability to declare and pay dividends if an event of default has occurred and is continuing or if the payment of the dividend would result in an event of default.
To the extent we issue additional equity securities in connection with any acquisitions or growth capital expenditures, the payment of dividends on these additional equity securities may increase the risk that we will be unable to maintain or increase our per share dividend. There are no limitations in our amended and restated certificate of incorporation (other than a specified number of authorized shares) on our ability to issue equity securities, including securities ranking senior to our common stock. The incurrence of bank borrowings or other debt by Global Operating, LLC or by our project companies to finance our growth strategy will result in increased interest expense and the imposition of additional or more restrictive covenants which, in turn, may impact the cash distributions we distribute to holders of our Class A common stock.
Global LLC’s cash available for distribution will likely fluctuate from quarter to quarter, in some cases significantly, due to seasonality. As a result, we may cause Global LLC to reduce the amount of cash it distributes to its members in a particular quarter to establish reserves to fund distributions to its members in future periods for which the cash distributions we would normally receive from Global LLC would otherwise be insufficient to fund our quarterly dividend. If we fail to cause Global LLC to establish sufficient reserves, we may not be able to maintain our quarterly dividend with respect to a quarter adversely affected by seasonality.
Finally, dividends to holders of our Class A common stock will be paid at the discretion of our board of directors. Our board of directors may decrease the level of or entirely discontinue payment of dividends.
Capital controls could limit our ability to finance the acquisition of power plants and our ability to repatriate cash.
Certain jurisdictions in which power plants in our portfolio are located or in which we expect to acquire power plants in the future impose capital controls that either restrict investment by foreign sources, restrict the transfer of capital to foreign recipients or both. For example, South Africa currently has an exchange control regime which includes restrictions on exporting capital from South Africa and which may accordingly place constraints on cash flows from the South African power plants. While exchange controls have been relaxed in recent years, South African companies remain subject to restrictions on their ability to raise and deploy capital outside of the Southern African Common Monetary Area. Similarly, companies incorporated in India are subject to regulatory restrictions on borrowing in foreign currencies and the granting of security interests in collateral. Such restrictions could limit our ability to raise financings on competitive terms and refinance existing indebtedness. Additionally, our ability to borrow money against the collateral located in India is subject to exchange control regulations in India and may require the prior approval of the Indian regulatory authorities.
We are a holding company and our only material asset is our interest in Global LLC, and we are accordingly dependent upon distributions from Global LLC and its subsidiaries to pay dividends and taxes and other expenses.
TerraForm Global is a holding company and has no material assets other than its ownership of membership interests in Global LLC, a holding company that has no material assets other than its interest in Global Operating LLC, whose sole material assets are the power plants that comprise our portfolio and the power plants that we subsequently acquire. TerraForm Global, Global LLC and Global Operating LLC have no independent means of generating revenue. We intend to cause Global Operating LLC’s subsidiaries to make distributions to Global Operating LLC and, in turn, make distributions to Global LLC, and, Global LLC, in turn, to make distributions to TerraForm Global in an amount sufficient to cover all applicable taxes payable and dividends, if any, declared by us. To the extent that we need funds to pay a quarterly cash dividend to holders of our Class A common stock or otherwise, and Global Operating LLC or Global LLC is restricted from making such distributions under applicable law or regulation or is otherwise unable to provide such funds (including as a result of Global Operating LLC’s operating subsidiaries being unable to make distributions, such as due to defaults in project level financing agreements), it could materially adversely affect our liquidity and financial condition and limit our ability to pay dividends to holders of our Class A common stock.
Market interest rates may have an effect on the value of our Class A common stock.
One of the factors that influences the price of shares of our Class A common stock will be the effective dividend yield of such shares (i.e., the yield as a percentage of the then market price of our shares) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of shares of our Class A common stock to expect a higher dividend yield. If market interest rates increase and we are unable to increase our dividend in response, including due to an increase in borrowing costs, insufficient cash available for distribution or otherwise, investors may seek alternative investments with higher yield, which would result in selling pressure on, and a decrease in the market price of, our Class A common stock. As a result, the price of our Class A common stock may decrease as market interest rates increase.
The market price and marketability of our shares may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.
The market price of our shares may fluctuate significantly and the market price of our Class A common stock has declined substantially in recent months relative to others in our industry. Many factors may significantly affect the market price and marketability of our shares and may adversely affect our ability to raise capital through equity financings and otherwise materially adversely impact our business. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the stock markets generally;

•	the SunEdison Bankruptcy, including concerns about the future of SunEdison and transfers of, or foreclosures against, shares of Class B common stock or IDRs currently held by SunEdison;

•	liquidity concerns relating to us and our affiliates;

•	negative publicity with respect to us or our affiliates and the public’s reaction to our and our affiliates’ press releases, other public announcements and filings with the SEC;

•	changes in our executive officers, board members and/or committee members;

•	negative reaction to specific acquisitions, dispositions, financings or other strategic transactions we may enter into;

•	our ability to appropriately manage conflicts of interest with SunEdison;

•	volatility in the market price and trading volume of securities of our affiliates;

•	market and industry perception of our success, or lack thereof, in pursuing our business strategy;

•	the announcement of or adverse resolution of new or pending litigation, arbitration or regulatory proceedings against us;

•	general worldwide macroeconomic conditions, including availability of project financing and related interest rates, or changes in government policies regarding renewable energy;

•
changes in our relationships or agreements with our affiliates, including SunEdison, including with respect to SunEdison’s obligations under the MSA, the Support Agreement, the Project Investment Agreement, the India PSA, and at the project level;

•
significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors, which may not be related to the operating performance of these companies;

•	changes in our earnings or variations in operating results;

•	changes in regulatory policies or tax law;

•	an increase in leverage as a result of our unfunded purchase commitments;

•	operating performance of companies comparable to us; and

•	loss of funding sources or the ability to finance or refinance our obligations as they come due.
We are a “controlled company,” controlled by SunEdison, whose interest in our business may be different from ours or the holders of our Class A common stock.
Each share of our Class B common stock entitles SunEdison or its controlled affiliates to 100 votes on matters presented to our stockholders generally. SunEdison owns all of our Class B common stock. Therefore, SunEdison currently controls a majority of the vote on all matters submitted to a vote of the stockholders, including the election of our directors, even though its ownership of our Class B common stock represents less than 50% of the outstanding Class A common stock, Class B common stock on a combined basis. For as long as SunEdison holds our Class B common stock, SunEdison will maintain this control. As a result, we are and will likely continue to be considered a “controlled company” for the purposes of the NASDAQ Global Select Market listing requirements. As a “controlled company,” we are permitted to opt out of the NASDAQ Global Select Market listing requirements that require (i) a majority of the members of our board of directors to be independent, (ii) that we establish a compensation committee and a nominating and governance committee, each comprised entirely of independent directors, and (iii) an annual performance evaluation of the nominating and governance and compensation committees. We rely on exceptions with respect to having a majority of independent directors, establishing a compensation committee or nominating committee and annual performance evaluations of such committees.
The NASDAQ Global Select Market listing requirements are intended to ensure that directors who meet the independence standard are free of any conflicting interest that could influence their actions as directors. As further described above the section “Risks Related to our Relationship with SunEdison and the SunEdison Bankruptcy” it is possible that the interests of SunEdison may in some circumstances conflict with our interests and the interests of holders of our Class A common stock. Should SunEdison’s interests differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance rules for publicly-listed companies. Our status as a controlled company could make our Class A common stock less attractive to some investors or otherwise harm our stock price.
Provisions of our charter documents or Delaware law could delay or prevent an acquisition of us, even if the acquisition would be beneficial to holders of our Class A common stock, and could make it more difficult for investors to change management.
Provisions of our amended and restated certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that holders of our Class A common stock may consider favorable, including transactions in which such stockholders might otherwise receive a premium for their shares. This is because these provisions may prevent or frustrate attempts by stockholders to replace or remove members of our management. These provisions include:

•	a prohibition on stockholder action through written consent once SunEdison ceases to hold a majority of the combined voting power of our common stock;

•	a requirement that special meetings of stockholders be called upon a resolution approved by a majority of our directors then in office;

•	the right of SunEdison as the holder of our Class B common stock, to appoint up to four additional directors to our board of directors;

•	advance notice requirements for stockholder proposals and nominations; and

•	the authority of the board of directors to issue preferred stock with such terms as the board of directors may determine.
Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder (generally a person that together with its affiliates owns or within the last three years has owned 15% of voting stock) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. As a result of these provisions in our charter documents and Delaware law, the price investors may be willing to pay in the future for shares of our Class A common stock may be limited.
Additionally, in order to ensure compliance with Section 203 of the FPA, our amended and restated certificate of incorporation prohibits any person from acquiring, without prior FERC authorization or the written consent of our board of directors, in purchases other than secondary market transactions (i) an amount of our Class A or Class B1 common stock that, after giving effect to such acquisition, would allow such purchaser together with its affiliates (as understood for purposes of FPA Section 203) to exercise 10% or more of the total voting power of the outstanding shares of our Class A, Class B and Class B1 common stock in the aggregate, or (ii) an amount of our Class A common stock or Class B1 common stock as otherwise determined by our board of directors sufficient to allow such purchaser together with its affiliates to exercise control over our company. Any acquisition of our Class A common stock or Class B1 common stock in violation of this prohibition shall not be effective to transfer record, beneficial, legal or any other ownership of such common stock, and the transferee shall not be entitled to any rights as a stockholder with respect to such common stock (including, without limitation, the right to vote or to receive dividends with respect thereto). Any acquisition of 10% or greater voting power or a change of control with respect to us or any of our solar and wind generation project companies could require prior authorization from FERC under Section 203 the FPA. Furthermore, a “holding company” (as defined in PUHCA) and its “affiliates” (as defined in PUHCA) may be subject to restrictions on the acquisition of our Class A common stock or Class B1 common stock in secondary market transactions to which other acquirers are not subject. A purchaser of our securities which is a “holding company” or an “affiliate” or “associate company” of such a “holding company” (as defined in PUHCA) should seek their own legal counsel to determine whether a given purchase of our securities may require prior FERC approval.
Investors may experience dilution of their ownership interest due to the future issuance of additional shares of our Class A common stock.
We are in a capital intensive business, and may not have sufficient funds to finance the growth of our business, future acquisitions or to support our projected capital expenditures. As a result, we may require additional funds from further equity or debt financings, including sales of preferred shares or convertible debt to complete future acquisitions, expansions and capital expenditures and pay the general and administrative costs of our business. In the future, we may issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of purchasers of our Class A common stock offered hereby. Under our amended and restated certificate of incorporation, we are authorized to issue 2,750,000,000 shares of Class A common stock, 200,000,000 shares of Class B common stock, 550,000,000 shares of Class B1 common stock and 50,000,000 shares of preferred stock with preferences and rights as determined by our board of directors. The potential issuance of additional shares of common stock or preferred stock or convertible debt may create downward pressure on the trading price of our Class A common stock. We may also issue additional shares of our Class A common stock or other securities that are convertible into or exercisable for our Class A common stock in future public offerings or private placements for capital raising purposes or for other business purposes, potentially at an offering price, conversion price or exercise price that is below the trading price of our Class A common stock.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A common stock adversely, the stock price and trading volume of our Class A common stock could decline.
The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Class A common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the stock price or trading volume of our Class A common stock to decline.
Future sales of our common stock or disposals or transfers by SunEdison of Class B common stock and Class B Units, including in connection with the SunEdison Bankruptcy, may cause the price of our Class A common stock to fall.
The market price of our Class A common stock could decline as a result of sales by investors, who hold restricted shares, into the market, or the perception that these sales could occur. The presence of additional shares of our Class A common stock trading in the public market may have a material adverse effect on the market price of our securities.
The market price of our Class A common stock may also decline as a result of SunEdison disposing or transferring some or all of our outstanding Class B common stock and Class B units, which disposals or transfers would reduce SunEdison’s ownership interest in, and voting control over, us, as well as result in substantial dilution because of the resulting exchange of Class B units for Class A common stock. As further described in “Risks Related to our Relationship with SunEdison and the SunEdison Bankruptcy,” such disposals or transfers could occur in connection with the SunEdison Bankruptcy. These dispositions might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
SunEdison and certain of its affiliates and the investors in the Private Placements have certain demand and piggyback registration rights with respect to shares of our Class A common stock issuable upon the exchange of Class B units or Class B1 units of Global LLC. The presence of additional shares of our Class A common stock trading in the public market, as a result of the exercise of such registration rights may have a material adverse effect on the market price of our securities.
The Company is an “emerging growth company” and has elected to comply with reduced public company reporting requirements, which could make the Company’s Class A common stock less attractive to stockholders.
We are an “emerging growth company,” as defined by the JOBS Act. For as long as we continue to be an emerging growth company, we have chosen to take advantage of exemptions from various public company reporting requirements. These exemptions include, but are not limited to, (i) being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” disclosure; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (iii) reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have elected to take advantage of certain of the reduced disclosure obligations regarding financial statements and executive compensation. In addition, Section 107(b) of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to “opt in” to such extended transition period election under Section 107(b). Therefore, we have elected to delay adoption of new or revised accounting standards and, as a result, we have chosen not to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result of our election, our financial statements may not be comparable to the financial statements of other public companies.
We could be an emerging growth company for up to five years after the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2020. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company prior to the end of such five-year period. We have taken advantage of certain of the reduced disclosure obligations regarding executive compensation in this filing and have elected to take advantage of other reduced burdens in future filings. As a result, the information that we provide to holders of our Class A common stock may be different than investors might receive from other public reporting companies in which you hold equity interests. We cannot predict if investors will find our Class A common stock less attractive as a result of our reliance on these exemptions. If some investors find our Class A common stock less attractive as a result of any choice we make to reduce disclosure, there may be a less active trading market for our Class A common stock and the price for our Class A common stock may be more volatile.
Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this extended transition period for complying with new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Risks Related to Taxation
Our future tax liability may be greater than expected if we do not generate Net Operating Losses (“NOLs”) sufficient to offset taxable income.
We expect to generate NOLs and NOL carryforwards that we can utilize to offset future taxable income. Based on our portfolio of assets that we expect will benefit from an accelerated tax depreciation schedule, and subject to tax obligations resulting from potential tax audits, we do not expect to pay significant United States federal income tax in the near term. However, in the event these losses are not generated as expected, are successfully challenged by the IRS (in a tax audit or otherwise), or are subject to future limitations as a result of an “ownership change” as discussed below, our ability to realize these future tax benefits may be limited. Any such reduction, limitation, or challenge may result in a material increase in our estimated future income tax liabilities and may negatively impact our business, financial condition and operating results.
Our ability to use NOLs to offset future income may be limited.
Our ability to use existing NOL carryforwards and NOLs generated in the future could be substantially limited if we were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through and aggregation rules) increases by more than 50% over such stockholders’ lowest percentage ownership over a rolling three-year period. If a corporation experiences an ownership change, its ability to use its pre-change NOL carryforwards and other pre-change deferred tax attributes to offset its post-change income and taxes may be limited. Future sales of our Class B common stock by SunEdison, as well as future issuances by us or trades of stock amount our other 5% stockholders, could contribute to a potential ownership change.
A valuation allowance may be required for our deferred tax assets.
Our expected NOLs will be reflected as a deferred tax asset as they are generated until utilized to offset income. Valuation allowances may need to be maintained for deferred tax assets that we estimate are more likely than not to be unrealizable, based on available evidence at the time the estimate is made. Valuation allowances related to deferred tax assets can be affected by changes to tax laws, statutory tax rates and future taxable income levels and based on input from our auditors, tax advisers or regulatory authorities. In the event that we were to determine that we would not be able to realize all or a portion of our net deferred tax assets in the future, we would reduce such amounts through a charge to income tax expense in the period in which that determination was made, which could have a material adverse impact on our financial condition and results of operations and our ability to maintain profitability.
Investors may be subject to Indian taxes on income arising through the sale of our equity shares.
Several of our power plants are located in India. Pursuant to the Indian Income Tax Act, 1961, as amended, or “Indian Income Tax Act,” income arising directly or indirectly through the sale of a capital asset, including any share or interest in a company or entity registered or incorporated outside of India, will be taxable in India if such share or interest derives its value, directly or indirectly, substantially from assets located in India. This tax is applicable whether or not the seller of such share or interest has a residence, place of business, business connection or any other presence in India. If it is determined that these Indian Income Tax Act provisions apply to shares of our Class A common stock, any transfer of such shares may be taxable in India, subject to the protections, if any, available under a double taxation agreement entered into by the Government of India with the country of which the transferor is a resident. The Indian Income Tax Act defines “substantially” to require the fair market value of Indian assets to represent at least 50% of the value of all assets owned by the entity. Moreover, the Indian Income Tax Act exempts from such tax, persons who have not owned over 5% of the stock of the entity in question directly or indirectly or do not hold right of control or management directly or indirectly of the entity in question at any time in the 12 months preceding the date of transfer.  While we do not believe that the Indian assets represent more than 50% of the value of all assets owned by the entity, no assurance can be given that the Indian tax authorities will not challenge this position.

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